Exhibit 10.8

THIRD

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

RANGER ENERGY HOLDINGS, LLC

(A Delaware Limited Liability Company)

EFFECTIVE AS OF [•], 2017

THE UNITS REFERENCED HEREIN HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR FOREIGN SECURITIES LAWS. WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE BOARD OF THE COMPANY OF OTHER EVIDENCE SATISFACTORY TO THE BOARD TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF UNITS IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT.

THIRD
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
RANGER ENERGY HOLDINGS, LLC
(A Delaware Limited Liability Company)

i

3.18	Waiver of Fiduciary Duties and Corporate Opportunity	34
3.19	Registration Rights	36
3.20	Fair Market Value	39
3.21	Conversion to a Corporation	40
3.22	Ranger Reorganization	41

ARTICLE 4
MEETINGS OF MEMBERS

4.1	Place	41
4.2	Annual Meetings	41
4.3	Special Meetings	42
4.4	Notice	42
4.5	Quorum	42
4.6	General Voting Procedures	42
4.7	Registered Members	42
4.8	Actions Without a Meeting and Telephonic Meetings	43

ARTICLE 5
RIGHTS AND DUTIES OF THE BOARD

5.1	Management	43
5.2	Number and Qualifications	43
5.3	Election	43
5.4	Vacancy	44
5.5	Removal	44
5.6	Annual Meetings	44
5.7	Regular Meetings	44
5.8	Special Meetings	44
5.9	General Voting Procedures	45
5.10	Quorum	47
5.11	Attendance and Waiver of Notice	47
5.12	No Compensation; Reimbursement of Expenses	48
5.13	Officers	48
5.14	Actions Without a Meeting and Telephone Meetings	48
5.15	Advisory Managers	48
5.16	Responsibility of the Managers and Officers; Limitation of Liability	49
5.17	Affiliate Contracts; Related Party Transactions; Conflicts of Interest	49

ARTICLE 6
CAPITALIZATION

6.1	Previous Capital Contributions	51
6.2	Additional Capital Contributions	51
6.3	Preemptive Rights	54
6.4	Equity Incentive Plan	55
6.5	Member Loans	57

6.6	Withdrawal or Reduction of Capital Contributions	57
6.7	Units	57
6.8	Liability of Members	57

ARTICLE 7
ALLOCATIONS AND DISTRIBUTIONS

7.1	Distributions	58
7.2	Basic Allocations	59
7.3	Allocations on Transfers	60
7.4	Special Allocations	60
7.5	Curative Allocations	61
7.6	Other Allocation Rules	62
7.7	Capital Accounts	63
7.8	Tax Withholding	63

ARTICLE 8
INDEMNIFICATION AND INSURANCE

8.1	Right to Indemnification	63
8.2	Right to Advancement of Expenses	64
8.3	Non-Exclusivity of Rights	64
8.4	Insurance	64
8.5	Indemnification of Employees and Agents	64
8.6	Other Indemnities	65

ARTICLE 9
BOOKS AND ACCOUNTS

9.1	Accounting Principles	65
9.2	Records and Reports	65
9.3	Tax Returns and Other Elections	66
9.4	Tax Matters Member	66
9.5	Bank Accounts	67
9.6	Expenses	67

ARTICLE 10
DISSOLUTION AND WINDING UP

10.1	Dissolution	67
10.2	Winding-up	68
10.3	Distribution of Assets on Dissolution	68
10.4	Distributions in Kind	69
10.5	Certificate of Cancellation	69

ARTICLE 11
MISCELLANEOUS PROVISIONS

11.1	Notices	69
11.2	Amendments	70
11.3	Reliance on Authority of Persons Signing Agreement	71
11.4	Governing Law; Exclusive Venue	71
11.5	No Action for Partition	72
11.6	Headings and Sections; Exhibits	72
11.7	Number and Gender	72
11.8	Binding Effect	72
11.9	No Third-Party Beneficiary	72
11.10	Sole and Absolute Discretion	72
11.11	Title to Company Property	72
11.12	Severability	73
11.13	Counterparts	73
11.14	Entire Agreement	73

SPOUSAL JOINDERS

Form of Spousal Joinder

EXHIBITS

Exhibit A               Basic Information

THIRD
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
RANGER ENERGY HOLDINGS, LLC
(A Delaware Limited Liability Company)

THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated effective as of [•], 2017, is hereby (i) duly adopted as the Limited Liability Company Agreement of Ranger Energy Holdings, LLC, a Delaware limited liability company (the “Company”), by Approval of a Supermajority of the Board, and (ii) ratified, confirmed and approved by Members of the Company constituting the Approval of a Majority of the Members and approval of the holders of a majority of each class of Units pursuant to Section 11.2(a) of the Prior Agreement.

RECITALS

WHEREAS, the Company was formed as a Delaware limited liability company on June 19, 2014, by the filing of a Certificate of Formation (the “Certificate”) with the Delaware Secretary of State;

WHEREAS, immediately prior to the effective date of this Agreement, the Company was governed by that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 3, 2016 (as subsequently amended, the “Prior Agreement”), which was ratified, confirmed and approved by all of the Members of the Company;

WHEREAS, the Company, Ranger Energy Services, Inc., a Delaware corporation “PubCo”) and their related companies wish to engage in an initial public offering (the “Ranger IPO”), which will be effected using an “Up-C” structure that entails, among other things, offering shares of Class A common stock, par value $0.01 per share, of PubCo; and

WHEREAS, the parties hereto desire to amend and restate the Prior Agreement in its entirety and, in connection therewith, desire to facilitate the Ranger IPO and authorize the Ranger Reorganization as set forth herein and to agree upon various other matters relating to the Company.

NOW, THEREFORE, for and in consideration of the mutual covenants, rights and obligations set forth herein, the benefits to be derived therefrom, and for other good and valuable consideration, the receipt and sufficiency of which each Manager and Member hereby acknowledges, the Managers and Members, intending to be legally bound hereby, do agree as follows:

ARTICLE 1
DEFINITIONS

1.1                               Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

“1933 Act” means the Securities Act of 1933, as amended, and any successor statute.

“Accountant” means the certified public accountant or firm of certified public accountants, if any, selected by the Board to perform accounting functions on behalf of the Company.

“Acquiring Party” has the meaning set forth in Section 3.18(c).

“Acquisition Contract” has the meaning set forth in Section 3.18(c).

“Act” means the Delaware Limited Liability Company Act, as the same may be amended from time to time, and any successor statute.

“Adjusted Capital Account Deficit” means with respect to any Member, the deficit balance, if any, in the Capital Account of that Member as of the end of the relevant Fiscal Year, or other relevant period, giving effect to all adjustments previously made thereto pursuant to Section 7.7 and further adjusted as follows: (a) credit to such Capital Account, any amounts which that Member is obligated or deemed obligated to restore pursuant to any provision of this Agreement or pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c); (b) debit to such Capital Account, the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and (c) to the extent required under the Treasury Regulations, credit to such Capital Account (i) that Member’s share of Partnership Minimum Gain and (ii) that Member’s share of Partner Nonrecourse Debt Minimum Gain.

“Advancement of Expenses” has the meaning set forth in Section 8.2.

“Advisory Manager” has the meaning set forth in Section 5.15(a).

“Affiliate” means:

(a)                                 with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; or

(b)                                 with respect to the Company, any subsidiary of the Company and any Manager or any affiliate (as such term is defined in clause (a) of this definition) of any Manager.

The term “control” (including the terms “controls,” “controlled,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting interests or capital stock, by contract or otherwise.

“Affiliate Contract” has the meaning set forth in Section 5.17(a).

“Agreement” means this Third Amended and Restated Limited Liability Company Agreement of the Company, as originally adopted and as amended or restated from time to time.

“Approval of a Majority of the Class A-1 Members” or “Approved by a Majority of the Class A-1 Members” means any Class A-1 Members who, in the aggregate, own more than fifty percent (50%) of the Class A-1 Units owned by all of the Class A-1 Members.

“Approval of a Majority of the Class A-2 Members” or “Approved by a Majority of the Class A-2 Members” means any Class A-2 Members who, in the aggregate, own more than fifty percent (50%) of the Class A-2 Units owned by all of the Class A-2 Members.

“Approval of a Majority of the Class B Members” or “Approved by a Majority of the Class B Members” means any Class B Members who, in the aggregate, own more than fifty percent (50%) of the Class B Units owned by all of the Class B Members.

“Approval of a Majority of the Members” or “Approved by a Majority of the Members” means a combination of any Class A Members and Class B Members who, in the aggregate, own more than fifty percent (50%) of the Class A Units and the Class B Units (taken together as a single class) owned by all of the Class A Members and the Class B Members (taken together as a single class).

“Approval of a Supermajority of the Board”, “Approved by a Supermajority of the Board”, “Approval of a Supermajority of the Managers” or “Approved by a Supermajority of the Managers” means the affirmative approval of a Majority of such Managers by voting power, as set forth in Section 5.9(a), provided such approval includes the Class A-2 Manager until the date that the Class A-2 Members own, in the aggregate, less than ten percent (10%) of the issued and outstanding Class A Units held by the Class A-2 Member as of the date of this Agreement.

“Approval of the Board”, “Approved by the Board”, “Approval of the Managers” or “Approved by the Managers” means, with respect to any referenced group of Managers, the affirmative approval of a Majority of such Managers by voting power, as set forth in Section 5.9(a).

“Assignee” means a transferee of all or any portion of a Member’s or any other transferor’s Units.

“Bankruptcy” means, with respect to any Member, that Member’s taking or acquiescing in the taking of an action seeking relief under, or advantage of, any applicable debtor relief, liquidation, receivership, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar law affecting the rights or remedies of creditors generally, as in effect from time to time.

“Basic Regulatory Allocations” has the meaning set forth in Section 7.5.

“Board” has the meaning given that term in Section 5.1.

“Business Day” means a day other than a Saturday, Sunday, or other day that is a United States nationally recognized holiday.

“Call Closing” has the meaning set forth in Section 3.6(e).

“Call Option” has the meaning set forth in Section 3.6(a).

“Call Seller” has the meaning set forth in Section 3.6(a).

“Called Units” has the meaning set forth in Section 3.6(a).

“Capital Account” has the meaning set forth in Section 7.7.

“Capital Contribution” means any contribution to the capital of the Company in cash or property by a Member whenever made (which as of the effective date of this Agreement are in the amounts referenced in the column “Existing Capital Account” of such Member set forth in the Member Schedule).

“Capital Return Account” means, with respect to each Member, as of any relevant date, an amount equal to the Capital Contributions made by such Member (which, as of the effective date of this Agreement are in the amounts referenced in the column “Existing Capital Return Account” of such Member set forth in the Member Schedule), less the aggregate amount of distributions made to such Member prior to that relevant date pursuant to Section 7.1(a) under clause (ii) of the heading “Participating Distribution Allocations” and clause (ii) of the heading “Non-Participating Distribution Allocations” and/or treated as made thereunder pursuant to Section 10.3(c).

“Cause” means, with respect to any Member, the meaning set forth in that Member’s Grant Agreement.

“Certificate” has the meaning set forth in the Recitals.

“Class A Member” means any Class A-1 Member or Class A-2 Member.

“Class A Units” means the Class A-1 Units and the Class A-2 Units.

“Class A-1 Manager” has the meaning set forth in Section 5.3(a).

“Class A-1 Member” means each Person designated as a Member holding Class A-1 Units on the Member Schedule, any successor(s) to all or any part of any such Person’s Class A-1 Units in the Company, or any other Person admitted as a Member of the Company holding Class A-1 Units pursuant to this Agreement, each in the capacity as a Member of the Company holding only Class A-1 Units, unless such Person has ceased to be a Member.

“Class A-1 Units” means preferred units of economic interest equal with each other, each with the rights and liabilities, at any particular time, including rights to vote, rights to distributions (liquidating or otherwise) and allocations, as provided in this Agreement.

“Class A-2 Manager” has the meaning set forth in Section 5.3(b).

“Class A-2 Member” means each Person designated as a Member holding Class A-2 Units on the Member Schedule, any successor(s) to all or any part of any such Person’s Class A-2 Units in the Company, or any other Person admitted as a Member of the Company holding Class A-2 Units pursuant to this Agreement, each in the capacity as a Member of the Company holding only Class A-2 Units, unless such Person has ceased to be a Member.

“Class A-2 Units” means preferred units of economic interest equal with each other, each with the rights and liabilities, at any particular time, including rights to vote, rights to distributions (liquidating or otherwise) and allocations, as provided in this Agreement.

“Class B Manager” has the meaning set forth in Section 5.3(c).

“Class B Member” means each Person designated as a Member holding Class B Units on the Member Schedule, any successor(s) to all or any part of any such Person’s Class B Units in the Company, or any other Person admitted as a Member of the Company holding Class B Units pursuant to this Agreement, each in the capacity as a Member of the Company holding only Class B Units, unless such Person has ceased to be a Member.

“Class B Units” means preferred units of economic interest equal with each other, each with the rights and liabilities, at any particular time, including rights to vote, rights to distributions (liquidating or otherwise) and allocations, as provided in this Agreement.

“Class C Member” means each Person designated as a Member holding Class C Units on the Member Schedule, any successor(s) to all or any part of any such Person’s Class C Units in the Company, or any other Person admitted as a Member of the Company holding Class C Units pursuant to this Agreement, each in the capacity as a Member of the Company holding only Class C Units, unless such Person has ceased to be a Member. No Class C Member shall have the right to vote or otherwise approve any action by the Members in any respect whatsoever with respect to such Member’s Class C Units, except as required by the Act or by applicable law or pursuant to Section 11.2.

“Class C Units” means units of economic interest, each with the rights and liabilities, at any particular time, including rights to distributions (liquidating or otherwise) and allocations, as provided in this Agreement. Class C Units shall be non-voting, and confer no right to vote or otherwise approve any action by the Members in any respect whatsoever, except as required by the Act or by applicable law.

“Class D Member” means each Person designated as a Member holding Class D Units on the Member Schedule, any successor(s) to all or any part of any such Person’s Class D Units in the Company, or any other Person admitted as a Member of the Company holding Class D Units pursuant to this Agreement, each in the capacity as a Member of the Company holding only Class D Units, unless such Person has ceased to be a Member. No Class D Member shall have the right to vote or otherwise approve any action by the Members in any respect whatsoever with respect to such Member’s Class D Units, except as required by the Act or by applicable law or pursuant to Section 11.2.

“Class D Units” means units of economic interest, each with the rights and liabilities, at any particular time, including rights to distributions (liquidating or otherwise) and allocations, as provided in this Agreement. Class D Units shall be non-voting, and confer no right to vote or otherwise approve any action by the Members in any respect whatsoever, except as required by the Act or by applicable law.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Commission” means the Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

“Community Property Event” means, with respect to any Member that is a natural Person, any event (including events related to death of a spouse or divorce of a Member) that results in that Member no longer having full and exclusive voting and investment power with respect to his Membership Interest.

“Company” has the meaning set forth in the preamble.

“Competing Business” has the meaning set forth in Section 3.12(b)(i).

“Competing Business Acquisition” has the meaning set forth in Section 3.18(c).

“Competing Business Acquisition Notice” has the meaning set forth in Section 3.18(c).

“Conflict Matter” has the meaning set forth in Section 5.17(a).

“Contribution Agreement” means the certain Asset Contribution Agreement, dated as of the date hereof, by and among Bayou Well Holdings Company, LLC, Bayou Workover Services, LLC, the Company, and Ranger Energy Services, LLC.

“Conversion” has the meaning set forth in Section 3.21.

“Corporate Opportunity” has the meaning set forth in Section 3.18(b).

“Cost” means, with respect to any property, assets and/or business contributed to the Company by CSL or its Affiliates pursuant to Section 6.2(a), an amount equal to (a) the fair market value (as determined by CSL Management in Good Faith) of such property, assets and/or businesses plus (b) all reasonable out-of-pocket fees and expenses incurred by CSL and its Affiliates in connection with such acquisition, including the reasonable fees, charges, and expenses of outside consultants, accountants, and attorneys. In determining the fair market value of any property, assets and/or businesses contributed to the Company by CSL or its Affiliates pursuant to Section 6.2(a), (i) CSL Management shall give the Class A-2 Members prior written notice of its determination and will, in Good Faith, take into consideration any comments provided by the Class A-2 Members with respect to such fair market value; and (ii) such fair market value shall not be greater than the total consideration payable by CSL and its Affiliates to the Third Parties from which such property, assets and/or businesses were acquired (if such property, assets and/or businesses were acquired from Third Parties) plus the dollar amount of any other capital invested by CSL or its Affiliates in such property, assets and/or businesses (only to the extent such other capital was invested for legitimate business needs with respect to such property, assets and/or businesses, as determined in Good Faith by CSL Management), including any expenses associated with such contribution. For the avoidance of doubt, “Cost” shall be the sum of the amounts contemplated by subsections (a) and (b) in the first sentence hereof.

“CP Interest” has the meaning set forth in Section 3.7(a).

“CP Option” has the meaning set forth in Section 3.7(a).

“CP Purchase Price” has the meaning set forth in Section 3.7(a).

“CP Spouse” has the meaning set forth in Section 3.7(a).

“CSL” means, collectively, CSL Energy Opportunities Fund I, L.P., a Delaware limited partnership, CSL Energy Opportunities Fund II, L.P., a Delaware limited partnership, CSL Energy Holdings I, LLC, a Delaware limited liability company, and CSL Energy Holdings II, LLC, a Delaware limited liability company, and any Permitted Transferee thereof other than the Company, in each case solely with respect to any and all periods during which such Person is a Member of the Company.

“CSL Management” means CSL Capital Management, LLC, a Delaware limited liability company.

“Deemed Extension” has the meaning set forth in Section 3.6(h).

“Defaulting Member” has the meaning set forth in Section 6.2(d).

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or any other cost recovery deduction allowable with respect to an asset for that year or other period, except that if the Gross Asset Value of an asset differs from its tax basis at the beginning of the year or other period, depreciation shall be an amount that bears the same ratio to the beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for the year or other period bears to the beginning tax basis, except that, if the federal income tax depreciation, amortization, or other cost recovery deduction for that year or other period is zero, depreciation shall be determined with reference to the beginning Gross Asset Value using any reasonable method selected by the Managers.

“Disability” means, with respect to any Member, the meaning set forth in that Member’s Grant Agreement.

“Distributable Cash” means Net Cash Flow and Net Cash Proceeds.

“Dollar” or “$” means United States Dollars.

“Drag-Along Notice” has the meaning set forth in Section 3.8(b).

“Drag-Along Right” has the meaning set forth in Section 3.8(a).

“Drag-Along Sale” has the meaning set forth in Section 3.8(a).

“Drag Seller” has the meaning set forth in Section 3.8(a).

“Due Date” has the meaning set forth in Section 7.1(b).

“Encumbrance” means the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of law.

“Entity” means any joint venture, general partnership, limited partnership, limited liability company, corporation, trust, business trust, cooperative, association, or other incorporated or unincorporated entity.

“Equity Security” means, with respect to a Person, any and all of the following: (a) any share of capital stock, general or limited partnership interest, profits interest, capital interest, membership interest, or other equity interest in such Person; and (b) any option, warrant or any other right to acquire, or any security convertible, exercisable or exchangeable, in each case with or without consideration, into or for a Unit or Units or an ownership interest in the issuer of the securities, or carrying or constituting any warrant, option or other right to subscribe to or purchase any share of capital stock, general or limited partnership interest, profits interest, capital interest, membership interest, or other equity interest in such Person.

“Exempt Persons” has the meaning set forth in Section 3.18(b).

“Exigent Circumstances” means, with respect to any cash Capital Contributions proposed to be requested by the Board described in Section 6.2(c), circumstances where the Board, by Approval of a Majority of the Board, determines in Good Faith that the failure to request such Capital Contributions would reasonably be expected to cause the Company or any subsidiary to (a) be in violation of any covenants under any credit facility to which the Company or a subsidiary is a party, or (b) have insufficient liquidity to meet its material obligations or otherwise operate in the ordinary course of business.

“Fair Market Value” has the meaning set forth in Section 3.20(a).

“Family Entity” means any Entity of which, at the applicable time, a majority of the equity interests therein are owned by one or more Persons who are Members or Family Members or Family Trusts of a Member.

“Family Member” means, for any Person, such Person’s spouse, siblings and any ancestor or descendant (by consanguinity or adoption) of that Person and such Person’s spouse or siblings at the time in question.

“Family Trust” means, for any Person, a trust the primary beneficiaries of which are that Person and/or one or more Family Members of that Person.

“Fiscal Quarter” means each of the three-month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

“Fiscal Year” means the Company’s fiscal year, which shall be the calendar year.

“Forfeitable Units” means Class C Units and Class D Units that are subject to forfeiture pursuant to the provisions of Section 6.4 or any Grant Agreement.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Good Faith” means that the Person or Persons making any determination or taking or declining to take any action in respect of an Entity must believe that the determination, action or inaction is in the best interest of such Entity and, if such standard is satisfied, then such Person shall be deemed to have met the implied contractual covenant of good faith and fair dealing imposed by the Act.

“Good Reason” means, with respect to any Member, the meaning set forth in that Member’s Grant Agreement.

“Grant Agreement” means any grant agreement, restricted unit award agreement, appointment agreement, employment agreement, offer letter, consulting agreement and/or other agreements of the Company and/or any other subsidiary of the Company (including any non-disclosure, non-compete, non-solicitation and work product assignment agreement), as the case may be, pursuant to which Units are issued to and held by a Member and/or such Member is employed or engaged by the Company, any subsidiary of the Company and/or any of the Ranger IPO Entities (including service as a Manager, director, officer or employee).

“Gross Asset Value” means, with respect to any asset, the tax basis of that asset, except as follows:

(a)                                 The initial Gross Asset Value of any asset contributed (or deemed contributed under Code Sections 704(b) and 752 and the Treasury Regulations promulgated thereunder) by a Member to the Company shall be the fair market value of the asset on the date of the contribution, as determined by the contributing Member and the Managers in Good Faith;

(b)                                 The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values, as determined by the Managers (by Approval of a Supermajority of the Managers), as of the following times: (i) the acquisition of an additional Membership Interest in the Company by any Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for a Membership Interest in the Company; (iii) any other time permitted under Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(5), including upon issuance of Class C Units and Class D Units; and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the Managers reasonably determine that the adjustments are necessary or appropriate to reflect the relative economic interests of the Members. The resulting increase or decrease in the Capital Accounts of each Member shall be treated as a Code Section 704(c) item;

(c)                                  The Gross Asset Value of any Company asset distributed to any Member shall be the fair market value of the asset on the date of distribution as determined by the Managers in Good Faith; and

(d)                                 The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the tax basis of the assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that the adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d), to the extent the Board determines that an adjustment pursuant to paragraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in adjustment pursuant to this paragraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b) or (d) above, that Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profits and Losses.

“Hurdle Amount” means, with respect to each Class C Unit held by a Class C Member and each Class D Unit held by a Class D Member, an amount equal to the sum of (a) the fair market value of the Company determined by the Board, by Approval of a Supermajority of the Board, as of the date such Member received such Unit, and (b) the aggregate Capital Contributions, if any, made by Members with respect to Units other than Class C Units and Class D Units subsequent to the date such Member received such Unit, which Hurdle Amount must be met prior to distributions on such Units, as provided in Section 7.1. Such amount for each Class C Unit held by a Class C Member and each Class D Unit held by a Class D Member shall be set forth on the Member Schedule, and the Managers will make such amendments to the Member Schedule as are needed to reflect the Hurdle Amount of any Class C Unit or Class D Unit.

“including” means “including, without limitation” or “including, but not limited to”.

“Indebtedness” means, with respect to any Person, at any applicable time of determination, without duplication: (a) all obligations for borrowed money (whether or not contingent); (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments or debt securities; (c) all obligations under swaps, hedges or similar instruments; (d) all obligations in respect of letters of credit, surety bonds, or bankers’ acceptances; (e) all obligations secured by a lien; (f) all obligations recorded or required to be recorded as capital leases in accordance with U.S. generally accepted accounting procedures as of the date of determination thereof; (g) all obligations for the acquisition of debt or equity securities or interests or the deferred purchase price of property or services or the acquisition of a business or portion thereof, whether contingent or otherwise, as obligor or otherwise, at the maximum amount payable in respect thereof, regardless of whether such amount is contingent on future performance; (h) all obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property; (i) all deferred rent obligations; (j) all accrued interest, prepayment premiums, fees, penalties, expenses, or other amounts payable in respect of any of the foregoing; and (k) all guaranties and similar obligations in connection with any of the foregoing.

“Indemnified Party” has the meaning set forth in Section 8.1.

“Independent Manager” has the meaning set forth in Section 5.3(d).

“Initial Public Offering” means the initial underwritten public offering of the Company’s Units or other common Equity Securities pursuant to a Registration Statement on Form S-1 or any successor form thereto or similar long-form registration under the 1933 Act.

“IRS” means the Internal Revenue Service, or any successor thereto.

“Majority” means, with respect to any referenced group of Managers, a combination of any of such Managers constituting more than fifty percent (50%) of the number of Managers of such referenced group who are then elected and qualified.

“Manager” means each Person designated as a Manager on Exhibit A or any other Person or Persons that succeed such Person or Persons in that capacity or are elected to act as additional Managers of the Company as provided herein.

“Master Reorganization Agreement” means the master reorganization agreement, substantially in the form filed as Exhibit 2.1 to PubCo’s Registration Statement on Form S-1 (No. 333-218139), by and among the Company, Torrent Energy Holdings, LLC, a Delaware limited liability company, PubCo, RNGR and each other signatory thereto, together with any changes Approved by a Supermajority of the Board so long as such changes do not (a) materially adversely affect the rights of a particular class, series, sub-class or sub-series of Units in a manner disproportionate to the other classes, series, sub-classes or sub-series of Units without the written consent of a majority of the Members of such affected classes, series, sub-classes or sub-series of Units; or (b) materially adversely affect the rights of a Member of a particular class, series, sub-class or sub-series of Units in a manner disproportionate to the other Members of such class, series, sub-class or sub-series without the written consent of such Member.

“Material Breach” means (a) with respect to any Class A-1 Member, that Class A-1 Member’s material breach of Section 3.18 of this Agreement, (b) with respect to any Class A-2 Member, that Class A-2 Member’s material breach of Section 4.5 of the Contribution Agreement, and (c) with respect to any Class B Member, Class C Member or Class D Member, that Member’s material breach of (i) this Agreement, (ii) any employment agreement, offer letter, noncompetition, nondisclosure, non-solicitation or similar agreement between the Member and the Company or an Affiliate thereof or (iii) any Grant Agreement, which material breach, if curable, is not cured within fifteen (15) days after the Managers provide written notice to the Member setting forth the breach. For the avoidance of doubt, any breach or violation of a written covenant or agreement between any Class B Member, Class C Member or Class D Member and the Company or its Affiliates regarding confidential information, confidentiality, non-competition, non-solicitation, non-disparagement or any similar restrictive covenant shall be deemed to be a material breach of such covenant or agreement.

“Maximum Lawful Rate” means the maximum, lawful, non-usurious rate that may be charged, collected, or received on a particular loan under applicable laws.

“Member” means any Class A-1 Member, Class A-2 Member, Class B Member, Class C Member or Class D Member.

“Member Loans” has the meaning set forth in Section 6.5.

“Member Schedule” has the meaning set forth in Section 9.2(a).

“Membership Interest” means, with respect to any Member at any time, the entire equity interest (or “limited liability company interest” as that term is used in the Act) of a Member in the Company and all rights and liabilities associated therewith, including that Member’s Units.

“Net Cash Flow” means, with respect to any particular period, the amount by which gross receipts during that period plus cash reserves of the Company from the previous period exceed the sum of (a) Operating Expenses for that period, (b) a reserve fund for future Operating Expenses, (c) debt service of the Company (including any Member Loans) and (d) any other expenses of the Company.

“Net Cash Proceeds” means the gross proceeds from the sale, condemnation or refinancing of all or any portion of the Company’s assets, after payment of, or reserve for, Company liabilities, including expenditures directly attributable to that sale, condemnation or refinancing.

“New Securities” means any Equity Securities to be issued by the Company or any of its subsidiaries after the date of this Agreement.

“New Securities Notice” has the meaning set forth in Section 6.3(a).

“Non-Participating Distribution Allocations” has the meaning set forth in Section 7.1(a).

“Non-Participating Percentage” means, with respect to any distribution, the difference between one hundred percent (100%) and the Participating Percentage.

“Non-Compete Parties” has the meaning set forth in Section 3.12(b)(i).

“Non-Forfeitable Units” means Class C Units and Class D Units that are not Forfeitable Units.

“Non-Selling Class A Member” has the meaning set forth in Section 3.6(a).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Offered Units” has the meaning set forth in Section 3.4(a).

“Operating Expenses” means, with respect to any particular period, all cash expenditures of any kind or nature incurred by the Company during that period, as determined in accordance with GAAP, including Company debt service, Company fees, and capital improvements.

“Operative Documents” means the Certificate, this Agreement, the certificates of formations, limited liability company agreements or other charter documents of any subsidiary of the Company, the Grant Agreements and any other instrument, document or agreement required to implement the transactions contemplated by the foregoing.

“Other Indemnification Agreement” means one or more certificates or articles of incorporation, formation or limited partnership, by-laws, limited liability company agreement, limited partnership agreement, any other organizational document of and insurance policies maintained by any Member, Manager or Affiliate of any Member or Manager providing for, among other things, indemnification of and advancement of expenses for any Indemnified Party for, among other things, the same matters that are subject to indemnification and advancement of expenses under this Agreement.

“Partially Adjusted Capital Accounts” means, with respect to any Member for any Fiscal Year, the Capital Account of such Member at the beginning of such year, adjusted for all Capital Contributions and distributions during such year and all special allocations pursuant to Sections 7.4 and 7.5 with respect to such year before giving effect to any allocations of Profit or Loss pursuant to Section 7.2(a).

“Participating Distribution Allocations” has the meaning set forth in Section 7.1(a).

“Participating Percentage” means, with respect to a distribution, at the time of such distribution, (a) if the aggregate Capital Contributions, including the Cost of any contributions of property made to the Company, made by all Class A-1 Members, Class A-2 Members and Class B Members is equal to or exceeds one hundred million Dollars ($100,000,000), a fraction, the numerator of which is one hundred million Dollars ($100,000,000), and the denominator of which is the aggregate Capital Contributions, including the Cost of any contributions made to the Company, made by all Class A-1 Members, Class A-2 Members and Class B Members, and (b) if the aggregate Capital Contributions made by all Class A-1 Members, Class A-2 Members and Class B Members since October 31, 2014 is less than one hundred million Dollars ($100,000,000), one hundred percent (100%). For the avoidance of doubt, references to Capital Contributions in the prior sentence shall include Capital Contributions attributable to any Class A-1 Units redeemed in connection with the Ranger Reorganization.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” means an amount determined under Treasury Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(i)(1) and (2).

“Partnership Tax Audit Rules” means Code Sections 6221 through 6241, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax laws.

“Partnership Minimum Gain” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2) and (d).

“Permitted Transferee” means, with respect to any Member who (a) is a natural Person, (i) any Family Member of such Member, (ii) any Family Trust of such Member or any beneficiary of any Family Trust of such Member, and (iii) any Family Entity of such Member; and (b) is an Entity, (i) any Affiliate of such Member, and (ii) any limited partner, member, or shareholder of such Member upon or in connection with the liquidation of such Member and, with respect to CSL, any co-investment vehicle established by CSL or any other investment vehicle controlled or managed by CSL (but excluding any portfolio company of CSL or any of its Affiliates). For the avoidance of doubt, the Family Members, Family Trusts and Family Entities of Richard E. Agee and Brett T. Agee shall be considered Permitted Transferees of the Class A-2 Members.

“Person” means any natural person or Entity, and the heirs, beneficiaries, executors, administrators, legal representatives, successors and assigns of that person where the context so admits.

“Preemptive Right” has the meaning set forth in Section 6.3(a).

“Preferred Return Account” means, with respect to each Member, a return on equity investment computed like interest at the rate per Fiscal Year equal to eight percent (8%) cumulative and compounded annually (prorated for any partial Fiscal Year), accruing beginning on October 3, 2016, on the unpaid sum of that Member’s Capital Return Account.

“Prime Rate” means the rate of interest per annum stated from time to time in the U.S. publication of The Wall Street Journal (or any successor publication thereto) as the base rate on corporate loans for at least seventy-five percent (75%) of the thirty (30) largest banks in the United States (not to exceed the Maximum Lawful Rate).

“Prior Agreement” has the meaning set forth in the Recitals.

“Profits” or “Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a), with the following adjustments (without duplication):

(a)                                 Any income of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” or “Losses” shall be added to such taxable income or loss;

(b)                                 Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(c)                                  In the event the Gross Asset Value of any item of Property is adjusted pursuant to subparagraphs (b) or (d) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the item of Property) or an item of loss (if the adjustment decreases the Gross Asset Value of the item of Property) from the disposition of such item of Property and shall be taken into account for purposes of computing Profits or Losses;

(d)                                 Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

(e)                                  In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of “Depreciation”;

(f)                                   To the extent an adjustment to the adjusted tax basis of any item of Company Property pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the item of Property) or loss (if the adjustment decreases such basis) from the disposition of such item of Property and shall be taken into account for purposes of computing Profits or Losses; and

(g)                                  Notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Section 7.4 or Section 7.5 shall not be taken into account in computing Profits or Losses.

“Property” means any or all of the assets of the Company.

“Proposed Seller” has the meaning set forth in Section 3.4(a).

“Pro Rata” means, with respect to the Units or any class, series, sub-class or sub-series of Units, the ratio determined by dividing the number of Units of each Member or of such class, series, sub-class or sub-series to whom a particular provision of this Agreement is stated to apply by the aggregate number of Units of all Members or all Members of such class, series, sub-class or sub-series to whom that provision is stated to apply.

“PubCo” has the meaning set forth in the Recitals.

“Ranger IPO” has the meaning set forth in the Recitals.

“Ranger IPO Entities” means PubCo, RNGR, and each of their respective direct or indirect subsidiaries, successors or assigns; provided, however, that such Persons shall only be Ranger IPO Entities beginning immediately prior to the first public issuance of shares of PubCo’s Class A common stock in connection with the Ranger IPO.

“Ranger Reorganization” has the meaning set forth in Section 3.22(a).

“Registrable Securities” means all Units; provided, however, that as to any particular Units, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities have been sold pursuant thereto, (b) such securities shall be eligible to be distributed to the public pursuant to subsection (b) of Rule 144 (or any successor provision) under the 1933 Act, (c) such securities shall have been otherwise transferred, new certificates therefor (if such securities are certificated) not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition thereof shall not require registration or qualification of them under the 1933 Act or any similar state law then in force or (d) such securities shall have ceased to be outstanding.

“Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Section 3.19, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the holders of Registrable Securities, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, but excluding, however, any and all underwriting discounts and selling commissions applicable to any sale of Registrable Securities.

“Remaining CP Interest” has the meaning set forth in Section 3.7(c).

“Remaining Called Units” has the meaning set forth in Section 3.6(c).

“Remaining Offered Units” has the meaning set forth in Section 3.4(c).

“RNGR” means RNGR Energy Services, LLC, a Delaware limited liability company.

“ROFR Members” has the meaning set forth in Section 3.4(a).

“ROFR Units” has the meaning set forth in Section 3.4(c).

“Safe Harbor Election” has the meaning set forth in Section 6.4(g).

“Selling Member” has the meaning set forth in Section 3.5(a).

“Subject Property” has the meaning set forth in Section 3.18(d).

“Substitute Member” has the meaning set forth in Section 3.9.

“Tag Members” has the meaning set forth in Section 3.5(a).

“Tag-Along Failure” has the meaning set forth in Section 3.5(f).

“Tag-Along Notice” has the meaning set forth in Section 3.5(a).

“Tag-Along Notice Date” has the meaning set forth in Section 3.5(a).

“Tag-Along Notice Period” has the meaning set forth in Section 3.5(c).

“Tag-Along Portion” has the meaning set forth in Section 3.5(b).

“Tag-Along Price” has the meaning set forth in Section 3.5(a).

“Tag-Along Sale” has the meaning set forth in Section 3.5(a).

“Tag-Along Units” has the meaning set forth in Section 3.5(a).

“Targeted Accounts” means, with respect to any Member for any Fiscal Year, an amount (either positive or negative) equal to the hypothetical distribution such Member would receive, or hypothetical contribution such Member would be required to make, as the case may be, if: (a) all Company assets, including cash, were sold for cash at an aggregate price equal to their Gross Asset Value (taking into account any adjustments to Gross Asset Value for such Fiscal Year), (b) all liabilities allocable to such assets were then satisfied according to their terms (limited, with respect to each Nonrecourse Liability, to the Gross Asset Value of the assets securing such liability) and (c) all such proceeds from the disposition were distributed pursuant to Section 10.3(c), reduced by such Member’s share of Partner Nonrecourse Debt Minimum Gain and Partnership Minimum Gain immediately prior to such sale.

“Tax Distributions” has the meaning set forth in Section 7.1(b).

“Tax Matters Member” has the meaning set forth in Section 9.4.

“Territory” has the meaning set forth in Section 3.12(b)(i).

“Third Party” means any Person who is not a Member, an Affiliate of a Member, a Permitted Transferee of a Member, the Company or any Affiliate of the Company.

“Transfer” or derivations thereof, means with respect to any asset (including Units, a Membership Interest, or any portion thereof), any sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of law, including the following: (a) in the case of an asset owned by a natural Person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of an asset owned by an Entity, (i) a merger or consolidation of such Entity (other than where such Entity is the survivor thereof and survives as the parent successor Entity) or (ii) a distribution of such asset, including in connection with the dissolution, liquidation, winding-up or termination of such Entity (unless, in the case of dissolution, such Entity’s business is continued without the commencement of liquidation or winding-up); and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance.

“Transfer Notice” has the meaning set forth in Section 3.4(a).

“Transfer Notice Date” has the meaning set forth in Section 3.4(a).

“Treasury Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Trigger Event” means, (a) with respect to any Class A-1 Member or Class A-2 Member, a Material Breach by that Member, and (b) with respect to any Class B Member, Class C Member or Class D Member, (i) the death of that Member, (ii) the Disability of that Member, (iii) the election by the Managers or any Affiliate of the Company to terminate that Member’s employment or engagement with the Company or such Affiliate without Cause, (iv) the election by the Managers or any Affiliate of the Company to terminate that Member’s employment or engagement with the Company or such Affiliate for Cause, (v) the Bankruptcy of that Member, (vi) that Member’s termination of his employment or engagement with the Company or any Affiliate of the Company for Good Reason or without Good Reason, or (vii) a Material Breach by that Member.

“Units” means the Class A-1 Units, the Class A-2 Units, the Class B Units, the Class C Units, the Class D Units and any other units of Membership Interest issued by the Company after the date of this Agreement.

“U.S.” means the United States of America.

1.2                               Other Definitional Provisions. All terms used in this Agreement that are not defined in this Article 1 have the meanings contained elsewhere in this Agreement. Defined terms used herein in the singular shall include the plural and vice versa.

ARTICLE 2
CONTINUATION

2.1                               Name and Continuation; Effect on Prior Agreement. The name of the Company is “Ranger Energy Holdings, LLC.” All business of the Company must be conducted in that name or in one or more other names that comply with applicable law and that are selected by the Board from time to time. The Company was formed as a limited liability company upon the filing of the Certificate with the Secretary of State of the State of Delaware, pursuant to the Act. This Agreement amends and restates the Prior Agreement in its entirety.

2.2                               Principal Place of Business. The principal office and place of business of the Company are set forth on Exhibit A. The Company may locate its place of business and principal office at any other place or places as the Board may from time to time deem necessary or advisable.

2.3                               Registered Office and Agent. The registered office and registered agent of the Company shall be the registered office and registered agent named in the Certificate and set forth on Exhibit A. The Company may change the registered office and registered agent as Approved by the Board from time to time.

2.4                               Duration. The period of duration of the Company is perpetual from the date its Certificate was filed with the Secretary of State of Delaware, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

2.5                               Purposes and Powers. The purpose for which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under the Act. The Company shall have any and all powers that are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act. The Company shall carry out the foregoing activities pursuant to the arrangements set forth in the Certificate and this Agreement.

2.6                               Foreign Qualification. The Board shall cause the Company to comply, to the extent legally possible, with all requirements necessary to qualify the Company as a foreign limited liability company in each jurisdiction in which the Company conducts business. To the extent required by law or as the Board determines is otherwise advisable, the Board shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all jurisdictions in which the Company conducts business.

2.7                               No State-Law Partnership. The Board and the Members intend that (a) the Company not be a partnership (including a limited partnership) or joint venture, for any purposes other than federal and state tax purposes, (b) no Member or Manager be a partner or joint venturer of any other Member or Manager, for any purposes other than federal and state tax purposes, and (c) this Agreement may not be construed to suggest otherwise. This Section 2.7 does not prohibit a Member or Manager, in his individual or independent capacity, from being associated with any other member, shareholder, partner, director or manager in another Person.

ARTICLE 3
MEMBERSHIP

3.1                               Members. The Members as of the date hereof are set forth on the Member Schedule.

3.2                               Additional Members. Subject to Section 6.3 and except as otherwise provided in Section 6.4, additional Persons may be admitted to the Company as Members on the terms and considerations as determined with the Approval of the Board. The provisions of this Section 3.2 shall not apply to Transfers of Membership Interests.

3.3                               Transfer Restriction.

(a)                                 Transfers. Notwithstanding any other provision of this Agreement, no Member may Transfer in any manner whatsoever all or any part of his/its Membership Interest unless (i) either (A) such Transfer is to a Permitted Transferee or (B) such Member has fully complied with the provisions of this Section 3.3 and Sections 3.4, 3.5, 3.6, 3.7 or 3.8 for the Transfer (as such Section or Sections are applicable), (ii) after giving effect thereto, such Transfer would not terminate the Company for the purposes of Code Section 708, unless Approved by a Supermajority of the Board, or cause the Company to be classified as other than a partnership for U.S. federal income tax purposes and (iii) such Transfer would not result in a violation of applicable law, including U.S. federal or state securities laws, or any term or condition of this Agreement. Any purported Transfer by a Member or any Assignee that is not in compliance with this Agreement is hereby declared to be null and void and of no force or effect whatsoever. Solely for purposes of determining whether the restriction in clause (ii) applies, a Transfer includes any action taken by or with respect to a Member or an Affiliate of a Member that results in a deemed transfer of a Membership Interest for federal income tax purposes.

(b)                                 Pledges. No Member shall be required to pledge such Member’s Membership Interests in the Company in connection with any financing to be provided to the Company without such Member’s prior written approval; provided that the Company may pledge or cause the pledge of the membership or other equity interests in any direct or indirect subsidiary of the Company to any third-party lender which pledge has been Approved by the Board.

(c)                                  Permitted Transferees. If a Member has Transferred such Member’s Membership Interest to a Permitted Transferee, and a Trigger Event occurs with respect to such Member or the transferor of such Membership Interest, the Permitted Transferee shall be required to sell its Membership Interest pursuant to the same terms and conditions, if any, as the Member who Transferred a Membership Interest to it, as if such Member never Transferred the Membership Interest to the Permitted Transferee.

3.4                               Right of First Refusal.

(a)                                 Each time a Member or group of Members acting jointly (collectively, the “Proposed Seller”) desires to make any Transfer of all or any portion of his/its Units to any Person other than to a Permitted Transferee or in accordance with Sections 3.6, 3.7 and 3.8 or the Master Reorganization Agreement, such Proposed Seller must comply with the provisions of this Section 3.4. The Proposed Seller shall inform the Board by notice in writing (the “Transfer Notice”) (the date upon which such Transfer Notice is received being the “Transfer Notice Date”) stating the Units (or portion thereof) that are subject to such proposed Transfer (the “Offered Units”), the identity of the proposed transferee, and the other terms and conditions of such proposed Transfer, including any consideration proposed to be received pursuant to a bona fide written agreement for the Offered Units (and, if the proposed Transfer is to be wholly or partly for consideration other than money, the Transfer Notice shall state the proposed price as being equal to the amount of the monetary consideration, if any, plus the Fair Market Value of the other consideration). If the Offered Units are proposed to be Transferred by gift or otherwise without consideration to the Proposed Seller, the consideration for such Offered Units shall be deemed to be the Fair Market Value of the Offered Units. The Board shall promptly deliver a copy of the Transfer Notice to each Class A Member (other than the Proposed Seller, if the Proposed Seller is a Class A Member) (the “ROFR Members”). By giving the Transfer Notice, the Proposed Seller shall be deemed to have granted to the Company and/or the ROFR Members, as applicable, an irrevocable option to purchase the Offered Units upon the terms set forth in this Section 3.4.

(b)                                 Within ten (10) days of the Transfer Notice Date, the Board (on the Company’s behalf) shall notify the ROFR Members of the number of Offered Units that the Company elects to purchase.

(c)                                  If the Company notifies the ROFR Members that it will exercise its option to purchase none or less than all of the Offered Units (such shortfall being called “Remaining Offered Units”), each ROFR Member shall have until the tenth (10th) day following receipt of notice from the Company within which to notify the Company of such ROFR Member’s election to purchase its Pro Rata share of such Remaining Offered Units (the Units elected to be acquired by the ROFR Members in the aggregate referred to as the “ROFR Units”).

(d)                                 To the extent that any ROFR Member elects not to purchase its Pro Rata share of the Remaining Offered Units, those ROFR Members that do elect to purchase their Pro Rata share of the Remaining Offered Units shall have the opportunity to increase their participation (such increase being Pro Rata among the ROFR Members making such further election). Any ROFR Member notifying the Company of its desire to purchase any of the ROFR Units or the Remaining Offered Units shall be irrevocably obligated to do so.

(e)                                  If the number of Units that the Company elects to purchase plus the number of ROFR Units is at least equal to the number of Offered Units, the sale to the proposed transferee shall not proceed and the Offered Units shall be sold to the Company and the ROFR Members (the sale to the ROFR Members to be on a Pro Rata basis if the number of ROFR Units exceeds the number of Offered Units not acquired by the Company). Upon determination of the foregoing, the Company, on its behalf and on behalf of the ROFR Members, shall give appropriate notice to the Proposed Seller and the ROFR Members within forty (40) days of the Transfer Notice Date and the purchase and sale shall be consummated within seventy-five (75) days of the Transfer Notice Date.

(f)                                   If the number of Units that the Company elects to purchase plus the number of ROFR Units is less than the number of Offered Units, then, subject to Section 3.6, all of the Offered Units may be disposed of by the Proposed Seller to the proposed transferee for the price and on the terms and conditions set forth in the Transfer Notice, at any time within seventy-five (75) days after the Transfer Notice Date. Any Units not so disposed of within such seventy-five (75) day period shall remain subject to all of the provisions of this Agreement.

3.5                               Tag Along Rights.

(a)                                 Subject to a Member first complying with Section 3.4 and provided the Company and the ROFR Members have not purchased all of the Units proposed to be Transferred under Section 3.4, each time a Class A Member, Class B Member or group of Class A Members and/or Class B Members acting jointly (collectively, the “Selling Member”) desires to make any Transfer of all or any portion of the Class A Units and/or Class B Units held by such Member(s) to any Third Party, other than to a Permitted Transferee of such Member(s) or in accordance with Sections 3.6, 3.7 and 3.8, such that the Class A Units and/or Class B Units proposed to be transferred represent in the aggregate greater than five percent (5%) of the aggregate outstanding Class A Units and Class B Units (taken together as a single class) (a “Tag-Along Sale”), then the Selling Member must comply with the provisions of this Section 3.5. The Selling Member shall inform the Board by notice in writing (the “Tag-Along Notice”) (the date upon which such notice is received being the “Tag-Along Notice Date”) stating the Units (or portion thereof) that are subject to such proposed Transfer (the “Tag-Along Units”), the identity of the proposed transferee, and the other terms and conditions of such proposed Transfer, including any consideration proposed to be received pursuant to a bona fide written agreement for the Tag-Along Units (and, if the proposed Transfer is to be wholly or partly for consideration other than money, the Tag-Along Notice shall state the proposed price as being equal to the amount of the monetary consideration, if any, plus the Fair Market Value of the other consideration) (the “Tag-Along Price”). If the Tag-Along Units are proposed to be Transferred other than for cash to the Selling Member, the consideration for such Tag-Along Units shall be deemed to be the Fair Market Value of the Tag-Along Units. The Board shall promptly deliver a copy of the Tag-Along Notice to each Class A Member and Class B Member (other than the Selling Member) (the “Tag Members”). By giving the Tag-Along Notice, the Selling Member shall be deemed to have granted to the Tag Members an option to sell their Class A Units or Class B Units (as applicable) upon the terms set forth in this Section 3.5.

(b)                                 Each Tag Member shall have the right and option, exercisable as set forth below, to include in the Tag-Along Sale up to that amount of its Class A Units or Class B Units (as applicable) equal to the product of (i) the aggregate number of Class A Units and Class B Units to be acquired by the purchaser, multiplied by (ii) a fraction, the numerator of which is the number of Class A Units or Class B Units (as applicable) held by such Tag Member and the denominator of which is the aggregate number of Class A Units and Class B Units held by the Selling Member and all Tag Members (its “Tag-Along Portion”), and the Selling Member shall not consummate the Tag-Along Sale unless such portion of the Class A Units or Class B Units (as applicable) of such Tag Member (or such lesser portion of the Class A Units or Class B Units of such Tag Member for which such right and option is exercised) is so included. To the extent that any Tag Member elects not to include its Class A Units or Class B Units (as applicable) in a Tag-Along Sale, those Tag Members that do elect to include Class A Units or Class B Units in a Tag-Along Sale shall have the opportunity to increase their participation in such Tag-Along Sale Pro Rata (such increase being Pro Rata among the Tag Members making such further election) such that the percentage of Class A Units and Class B Units of Tag Members participating in such Tag-Along Sale is equal to up to the Tag-Along Portion of all Tag Members.

(c)                                  If any Tag Member desires to exercise its rights set forth in Sections 3.5(a) and (b) above, then it shall provide the Selling Member with written irrevocable notice specifying the number of Class A Units or Class B Units (as applicable) that such Tag Member wishes to include in the Tag-Along Sale (which such number shall not exceed such Tag Member’s Tag-Along Portion) within ten (10) days after the Tag-Along Notice Date (the “Tag-Along Notice Period”) and shall simultaneously provide a copy of such notice to the Company. Promptly upon request of the Seller Member, and in any event prior to the consummation of the Tag-Along Sale, each such Tag Member that has exercised its right to participate in the Tag-Along Sale by providing the required notice to the Selling Member within the Tag-Along Notice Period shall deliver to a representative of the Selling Member designated in the Tag-Along Notice or otherwise all documents required to be executed or delivered by such Tag Member in connection with the Transfer of such Tag Member’s Class A Units or Class B Units (as applicable) pursuant to this Section 3.5 at the closing for such Tag-Along Sale against delivery to such Tag Member of the consideration therefor.

(d)                                 Each Member participating in the Tag-Along Sale shall receive a portion of the Tag-Along Price equal to the amount such Member would have received with respect to the Class A Units or Class B Units (as applicable) Transferred by such Member in the Tag-Along Sale upon a deemed liquidation of the Company in accordance with Section 7.1(a); provided that where less than one hundred percent (100%) of the issued and outstanding Units of the Company are being sold to the proposed Third Party transferee, the aggregate purchase price by reference to which the consideration payable for a Class A Unit or Class B Units (as applicable) is determined shall not take into account any control premium or minority discount and shall be deemed to be the amount the proposed transferee would have paid were it to have acquired all of the issued and outstanding Units of the Company based on the valuation methodology used by the proposed transferee and the Selling Member for the Tag-Along Units. Any and all disputes that may arise between the Selling Member and the Tag Members exercising tag-along rights as to the allocation of the Tag-Along Price among them for their respective Class A Units and Class B Units shall be determined by the Accountant (or any other certified public accountant selected by all of the disputing Members), which determination shall be final and binding on such disputing Members. The disputing Members shall bear equally all fees and expenses of the determination.

(e)                                  Any Tag Member that validly elects to participate in a Tag-Along Sale shall agree to make to the proposed Third Party transferee the same representations and warranties, covenants and indemnities as the Selling Member agrees to make in connection with such Tag-Along Sale; provided, that (i) any such Tag Member shall not be liable for the breach of any covenant by the Selling Member and vice versa, (ii) in no event shall any Tag Member be required to make representations and warranties other than (A) such Member’s valid ownership of its Units, (B) the Transfer of those Units to the proposed Third Party transferee free and clear of all Encumbrances (excluding those arising under applicable securities laws) and (C) such Member’s organization, authority, power and right to enter into and consummate such transaction without violating or breaching such Member’s charter or constitutional documents, any agreement to which such Member is a party or by which its assets are bound, or any applicable law, rule, regulation or order; (iii) any liability relating to representations and warranties (and related indemnities) or other indemnification obligations (including escrow/holdback arrangements) regarding the business of the Company in connection with the

Tag-Along Sale shall be shared on a several (but not joint) basis by the participating Members as if such amount reduced the aggregate proceeds available for distribution or payment to the participating Members pursuant to such Tag-Along Sale and (iv) no Tag Member shall be obligated to agree to indemnification obligations in excess of the proceeds received by such Tag Member in such Tag-Along Sale.

(f)                                   If any Tag Member (i) does not elect before the end of the Tag-Along Notice Period to have all or any part of its Tag-Along Portion included in the Tag-Along Sale or (ii) fails to deliver to the Selling Member its Class A Units or Class B Units (as applicable) or any required documentation (collectively, a “Tag-Along Failure”), then such Tag Member will be deemed to have waived any and all rights under this Section 3.5 with respect to the Transfer of any or all of its Class A Units or Class B Units pursuant to such Tag-Along Sale. The Selling Member shall have ninety (90) days (or such longer period as may be required to obtain any approval necessary under applicable securities laws, other federal law applicable to such transaction or similar state or local laws) after the Tag-Along Failure in which to Transfer all (but not less than all) of the applicable Class A Units or Class B Units at a price not higher than contained in the Tag-Along Notice and on terms not more favorable to the Selling Member than were contained in the Tag-Along Notice; thereafter, any proposed Transfer by such Selling Member of Class A Units and/or Class B Units shall be subject to this Section 3.5 and shall require a Tag-Along Notice.

(g)                                  Promptly after the consummation of a Tag-Along Sale, the Selling Member shall give notice thereof to the participating Tag Members, shall remit to each such Tag Member the total consideration for the Class A Units or Class B Units (as applicable) sold by such Tag Member pursuant thereto as computed pursuant to Section 3.5(d), and shall furnish such other evidence of the completion and time of completion of the Tag-Along Sale and the terms thereof as may be reasonably requested by any such Tag Member.

(h)                                 Notwithstanding anything contained in this Section 3.5 to the contrary, no Selling Member shall be liable to any Member based on the failure of a Tag-Along Sale to occur for any reason.

(i)                                     The Selling Member shall bear its own costs and any other costs arising pursuant to such Tag-Along Sale to the extent such costs are incurred for the benefit of all participating Members. Costs incurred by or on behalf of a Tag Member for its sole benefit (which shall be borne by such Tag Member) will not be considered incurred for the benefit of all participating Members.

(j)                                    No Assignee shall be admitted as a Substitute Member except as provided in Section 3.9.

3.6                               Call Option.

(a)                                 Call Option. With respect to any Member and his/its Permitted Transferee, upon the occurrence of any Trigger Event, that Member (and that Member’s Permitted Transferee, heirs, estate, legal representatives or Assignee) (collectively, the “Call Seller”) shall be deemed to have granted to the Company and each other Class A Member (the “Non-Selling Class A Members”) an option to purchase any or all of the Call Seller’s Units not otherwise subject to forfeiture in accordance with Section 6.4 (the “Called Units”), for the price and upon the terms set forth in this Section 3.6 (the “Call Option”). For the avoidance of doubt, there may be more than one Trigger Event with respect to any Member.

(b)                                 Company Election. Subject to Section 3.6(h), within forty-five (45) days of the date of such Trigger Event, the Board (on the Company’s behalf) shall notify the Non-Selling Class A Members of the portion of the Called Units that the Company elects to purchase. If the Company elects to purchase none or less than all of the Called Units, it shall give the Non-Selling Class A Members written notice of the proposed sale of the Called Units within such forty-five (45) day period beginning on the date of such Trigger Event. The rights granted to the Company in this Section 3.6 shall be in addition to, and shall not be deemed to limit in any way, the Company from exercising any repurchase or redemption right pursuant to the applicable Grant Agreements.

(c)                                  Non-Selling Class A Member Election. If the Company notifies the Non-Selling Class A Members that it will exercise its option to purchase none or less than all of the Called Units, each Non-Selling Class A Member shall have until the sixtieth (60th) day following the date of such Trigger Event within which to notify the Company of such Non-Selling Class A Member’s election to purchase such Non-Selling Class A Member’s Pro Rata portion of the remaining Called Units. If any of the Non-Selling Class A Members elect to purchase none or less than all of his/its Pro Rata portion of the remaining Called Units (the remaining Called Units that such Non-Selling Class A Member elects not to purchase being called “Remaining Called Units”), the Company shall, within seventy-five (75) days of the date of such Trigger Event, notify the other Non-Selling Class A Members of such election and each of the other Non-Selling Class A Members, Pro Rata or as they may otherwise agree, may elect, by notifying the Company in writing within ninety (90) days of the date of such Trigger Event to purchase such Remaining Called Units. Any Member notifying the Company of his desire to purchase any of the Called Units shall be irrevocably obligated to do so. If a Non-Selling Class A Member fails to notify the Company of such Non-Selling Class A Member’s election to purchase his/its Pro Rata portion of any Called Units within the time specified in this Section 3.6(c), such Non-Selling Class A Member shall be deemed to have elected not to purchase such Called Units, and the Call Option shall be deemed to have expired with respect to such Non-Selling Class A Member’s right to purchase such Called Units.

(d)                                 Purchase Price. The purchase price for the Called Units (which shall be payable in immediately available funds on the date of purchase) shall be as follows:

(i)                                     For Class A-1 Units and Class A-2 Units, the purchase price shall equal the Fair Market Value of the Called Units;

(ii)                                  For Class B Units:

(A)                               if the Call Option is with respect to a Material Breach by the Call Seller, the Company’s or its Affiliate’s termination of that Call Seller’s employment or engagement with the Company or such Affiliate for Cause, or the

Call Seller’s termination of his employment or engagement with the Company or its Affiliate without Good Reason, the purchase price shall equal the lesser of (1) the Fair Market Value of the Called Units or (2) the accrued but unpaid balance in the Call Seller’s Capital Return Account; and

(B)                               if the Call Option is with respect to the (1) death, (2) Disability, (3) the Company’s or its Affiliate’s termination of the Call Seller’s employment or engagement with the Company or such Affiliate without Cause, (4) the Call Seller’s termination of his employment or engagement with the Company or its Affiliate for Good Reason, or (5) Bankruptcy of that Call Seller, the purchase price shall equal the Fair Market Value of the Called Units; and

(iii)                               For Class C Units and Class D Units,

(A)                               if the Call Option is with respect to any reason other than (1) the Company’s or its Affiliate’s termination of the Call Seller’s employment or engagement with the Company or such Affiliate for Cause or (2) the Call Seller’s termination of his employment or engagement with the Company or its Affiliate without Good Reason, the purchase price shall equal the Fair Market Value of the Called Units; and

(B)                               if the Call Option is with respect to (1) the Company’s or its Affiliate’s termination of the Call Seller’s employment or engagement with the Company or such Affiliate for Cause or (2) the Call Seller’s termination of his employment or engagement with the Company or its Affiliate without Good Reason, the agreed upon purchase price for all Class C Units or Class D Units issued to that Member shall be equal to the lesser of (A) one hundred Dollars ($100.00) and (B) the Fair Market Value of the Called Units.

(e)                                  Closing of Purchase. The closing for the purchase of the Called Units shall be no later than fifteen (15) days after the determination of the purchase price for the Called Units (the “Call Closing”). At the Call Closing, the Call Seller shall Transfer the Call Seller’s Called Units to the Non-Selling Class A Members or the Company, as appropriate, free and clear of all liens and encumbrances, and such Call Seller shall execute and deliver any documentation that the Non-Selling Class A Members or the Company deems reasonable to effect such Transfer. Each Member hereby irrevocably constitutes and appoints the Company as his/its attorney-in-fact to execute any documents necessary to carry out the terms of this Section 3.6. Each Member hereby acknowledges that such power of attorney is coupled with an interest, is irrevocable and is transferable to any successor of the Company.

(f)                                   Unpurchased Called Units. Any Member who has had a Trigger Event occur with respect to his/its Membership Interest and such Membership Interest is not acquired pursuant to this Section 3.6, shall be automatically removed from service as a Manager (if such Member is then serving as a Manager) and shall remain subject to all of the provisions of this Agreement.

(g)                                  Priority. The Call Option granted to the Company and the Members pursuant to this Section 3.6 shall take precedence over, and be in lieu of, the rights granted to the Company and/or the Members, as appropriate, pursuant to Sections 3.4, 3.5 and 3.8.

(h)                                 Deemed Re-Occurrence of Trigger Event. Notwithstanding any provision in this Agreement to the contrary, in the event that the Company does not purchase all of a Member’s Membership Interest pursuant to this Section 3.6 following a Trigger Event and subsequently such Member or its Affiliates breaches or violates any written covenant or agreement between a Member and the Company or its Affiliates regarding non-competition, non-solicitation or confidentiality (for purposes hereof, such provisions shall be deemed to survive indefinitely without regard to any temporal limitations set forth therein (a “Deemed Extension”)), the underlying Trigger Event shall be deemed to have re-occurred on the date the Company becomes aware of such breach or violation and the time periods set forth in this Section 3.6 shall start again as of such date, provided, however that, if a Trigger Event is deemed to have occurred as a result of a breach or violation by such Member or its Affiliates of a non-competition, non-solicitation or confidentiality covenant or agreement that would not have occurred but for the Deemed Extension, then, notwithstanding anything to the contrary set forth in this Section 3.6, the purchase price for such Member’s Called Units shall equal the Fair Market Value of the Called Units.

3.7                               Community Property.

(a)                                 Member Repurchase Option. Each Member agrees to notify the Company in writing promptly, and in any event not later than ten (10) days after the occurrence of a Community Property Event. Upon the occurrence of a Community Property Event, the relevant Member shall have an option to purchase all of the Membership Interest that such Member’s spouse or the estate of such Member’s spouse (the “CP Spouse”) received as a result of the Community Property Event (the “CP Interest”). Such Member may purchase the CP Interest from his/her CP Spouse for the Fair Market Value of the CP Interest (the “CP Purchase Price”) at any time after the Community Property Event by giving his/her CP Spouse written notice of his/her option to purchase the CP Interest; provided, however, if such Member does not elect to exercise his/her right to purchase the CP Interest within thirty (30) days after the Community Property Event, the Company and the Non-Selling Class A Members shall immediately have an option to purchase the CP Interest on the terms set forth in this Section 3.7 (the “CP Option”).

(b)                                 Company Purchase Option. If the relevant Member fails to purchase the CP Interest as provided in Section 3.7(a), the Company may require, by giving an irrevocable written notice to the CP Spouse within forty (40) days of the Community Property Event that such CP Spouse sell all or any portion of the CP Interest to the Company for the CP Purchase Price. The written notice shall state that the Company is exercising its option to purchase the CP Interest and set forth the date of such notice. Any CP Interest not acquired pursuant to this Section 3.7 shall remain subject to all of the provisions of this Agreement.

(c)                                  Non-Selling Class A Member Purchase Option. If the Company elects to purchase none or less than all of the CP Interest, it shall promptly notify the Non-Selling Class A

Members and each Non-Selling Class A Member shall have until the fiftieth (50th) day following the date of the Community Property Event within which to notify the Company of such Non-Selling Class A Member’s election to purchase such Non-Selling Class A Member’s Pro Rata portion of the remaining CP Interest. If any of the Non-Selling Class A Members elects to purchase none or less than all of his/its Pro Rata portion of the remaining CP Interest (the remaining CP Interest that such Non-Selling Class A Member elects not to purchase being called “Remaining CP Interest”), the Company shall, within fifty-five (55) days of the date of the Community Property Event, notify the Non-Selling Class A Members of such election and each of the Non-Selling Class A Members, Pro Rata or as they may otherwise agree, may elect, by notifying the Company in writing within sixty (60) days of the date of the Community Property Event, to purchase such Remaining CP Interest. Any Non-Selling Class A Member notifying the Company of his/its desire to purchase any of the CP Interest shall be irrevocably obligated to do so. Any CP Interest not acquired pursuant to this Section 3.7 shall remain subject to all of the provisions of this Agreement.

(d)                                 Closing of Purchase. Any purchase pursuant to this Section 3.7 shall be made not later than thirty (30) days after the notification of an election to purchase under Section 3.7(a), 3.7(b) or 3.7(c) has been given, whichever is later. The CP Purchase Price shall be payable in immediately available funds on the closing of such purchase and sale. Upon payment of the CP Purchase Price, the CP Spouse shall Transfer the CP Interest to the purchaser, free and clear of any and all Encumbrances of any kind whatsoever other than those created by this Agreement.

(e)                                  Assignee Status. Any spouse of a Member who obtains a Membership Interest pursuant to a Community Property Event shall be treated as an Assignee pursuant to Section 3.10 and shall not be admitted to the Company as a Substitute Member.

(f)                                   Priority. The CP Option granted to the Company and the Members pursuant to this Section 3.7 shall take precedence over, and be in lieu of, the rights granted to the Company and/or the Members, as appropriate, pursuant to Sections 3.4, 3.5 and 3.8.

(g)                                  Credit Agreement Restrictions. The exercise by the Company of its rights pursuant to this Section 3.7 shall be subject to any restrictions imposed pursuant to loan or credit agreements to which the Company is a party.

3.8                               Drag-Along Right.

(a)                                 If any Class A Member acting individually (or any group of Class A Members acting together) holds Units that constitute more than fifty percent (50%) of all the Class A Units then held by all Class A Members, and such Member(s) wishes to Transfer all of its or their Units (any such transferring Member(s), collectively, a “Drag Seller”) to a Third Party (a “Drag-Along Sale”), then such Drag Seller shall have the right to require the other Members to sell all of their Units to such Third Party in connection with such sale on the same terms and conditions as such Drag Seller; provided, however, the economic terms shall be consistent with a distribution to Members upon a deemed liquidation of the Company in accordance with Section 7.1(a) (the “Drag-Along Right”).

(b)                                 Such Drag-Along Right shall be exercisable by written notice (a “Drag-Along Notice”) given by the Drag Seller to each Member (other than the Drag Seller), which shall (i) state the Drag Seller’s Units to be sold, (ii) state the proposed aggregate purchase price and all other material terms and conditions of such sale (including the identity of the proposed Third Party transferee), and (iii) be accompanied by the written Transfer agreement between such Drag Seller and such Third Party transferee.

(c)                                  Upon receipt of a Drag-Along Notice, each such Member shall be obligated to sell all of his/its Units for that portion of the aggregate purchase price equal to the amount such Member would have received upon a deemed liquidation of the Company in accordance with Section 7.1(a) (and otherwise take all reasonably necessary action to cause consummation of the proposed transaction, including voting such Units in favor of such transaction and becoming a party to the Transfer agreement).

(d)                                 Each Drag-Along Member shall agree to make to the proposed Third Party transferee the same representations and warranties, covenants and indemnities as the Drag Seller agrees to make in connection with such Drag-Along Sale; provided, that (i) any such Drag-Along Member shall not be liable for the breach of any covenant by the Drag Seller and vice versa, (ii) in no event shall any Drag-Along Member be required to make representations and warranties other than (A) such Member’s valid ownership of its Units, (B) the Transfer of those Units to the proposed Third Party transferee free and clear of all Encumbrances (excluding those arising under applicable securities laws) and (C) such Member’s organization, authority, power and right to enter into and consummate such transaction without violating or breaching such Member’s charter or constitutional documents, any agreement to which such Member is a party or its assets are bound, or any applicable law, rule, regulation or order; (iii) any liability relating to representations and warranties (and related indemnities) or other indemnification obligations (including escrow/holdback arrangements) regarding the business of the Company in connection with the Drag-Along Sale shall be shared on a several (but not joint) basis by the participating Members as if such amount reduced the aggregate proceeds available for distribution or payment to the participating Members pursuant to such Drag-Along Sale and (iv) no Drag-Along Member shall be obligated to agree to indemnification obligations in excess of the proceeds received by such Drag-Along Member in such Drag-Along Sale.

(e)                                  The Drag-Along Right granted the Members pursuant to this Section 3.8 shall take precedence over, and be in lieu of, the rights granted to the Members pursuant to Section 3.4 and Section 3.5.

(f)                                   The Drag Seller shall bear its own costs and any other costs arising pursuant to such Drag-Along Sale to the extent such costs are incurred for the benefit of all Members. Costs incurred by or on behalf of a Drag-Along Member for its sole benefit (which shall be borne by such Drag-Along Member) will not be considered incurred for the benefit of all Members.

3.9                               Substitute Member. No Assignee shall have the right to become a substitute Member (a “Substitute Member”) upon Transfer of any Units to it unless all of the following conditions are satisfied:

(a)                                 The Transferring Member and the Assignee shall have executed and acknowledged such instruments and taken such action as the Board shall deem reasonably necessary or desirable to effect such substitution, including the execution by the Assignee of an appropriate amendment to this Agreement; and

(b)                                 The Board determines that the conditions set forth in Section 3.3 shall have been satisfied and consent to the admission of the Assignee as a Substitute Member and, if requested by the Board, the Transferring Member or the Assignee shall have obtained and delivered to the Company an opinion of counsel satisfactory to the Board to the effect that the proposed Transfer is in compliance with the 1933 Act and any applicable state securities laws; provided, however, that a Transferring Member shall be entitled to Transfer any Units to a Permitted Transferee without consent of the Board pursuant to this Section 3.9 if such Permitted Transferee is a Family Entity or a Family Trust of such Transferring Member that is controlled by such Transferring Member.

3.10                        Assignee’s Rights.

(a)                                 Unless an Assignee becomes a Substitute Member in accordance with the provisions of Section 3.9, it shall not be entitled to any of the rights (including voting rights) granted to a Member hereunder or under the Act, other than the right to receive the share of distributions, allocations to his/its Capital Account, and any other items attributable to a Member’s Units to which its assignor would otherwise be entitled.

(b)                                 Any Member that Transfers all of its Units shall cease to be a Member.

3.11                        Tax Matters. On the Transfer of all or part of any Units, at the request of the assignor or assignee of the Units, the Board will cause the Company to elect, pursuant to Code Section 754 to adjust the tax basis of the properties of the Company as provided by Code Sections 734 and 743.

3.12                        Confidentiality; Non-Compete; Non-Solicitation.

(a)                                 The Members acknowledge that, from time to time, they may receive information from or concerning the Company, PubCo and/or their subsidiaries in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Company, PubCo and/or their subsidiaries or Persons with which it does business. Each Member shall hold in strict confidence any information that it receives concerning the Company, PubCo and/or their subsidiaries that is identified as being confidential and may not disclose it to any Person other than a Member or a Manager, except for disclosures (i) compelled by law (but the Member must notify the Company and the other Members promptly of any request for that information, before disclosing it, if legal and practicable), (ii) to advisers or representatives of the Member or Persons to whom that Member’s Units may be Transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 3.12(a), (iii) of information that the Member also has received from a source independent of the Company or any of its subsidiaries that the Member reasonably believes obtained that information without breach of any obligation of confidentiality, (iv) of information that is or becomes publicly available other than in connection with a breach of this Section 3.12(a) or (v) to such Member’s investors, representatives, attorneys, and Affiliates, but only if the recipients have agreed to be bound by this Section 3.12(a) (or provisions comparable hereto). Notwithstanding anything contained herein to the contrary, in no event shall any provision of this Agreement, including this Section 3.12(a), restrict PubCo or its successors and assigns from making any public disclosures it deems necessary, advisable or desirable in connection with PubCo’s compliance with applicable law (including securities laws) and any corresponding rules and regulations (including the rules of any stock exchange on which securities of a Ranger IPO Entity are trading), or any Member or the Company from sharing any such information with the Ranger IPO Entities or otherwise cooperating with PubCo or its successors and assigns in the making of any such disclosures.

(b)                                 Non-Competition; Non-Solicitation.

(i)                                     Each Class B Member, Class C Member, Class D Member (collectively, the “Non-Compete Parties”) acknowledges that, as a result of such Member’s affiliation with the Company, such Member will be provided and become familiar with the trade secrets and other confidential information of the Company and its Affiliates and has significantly and uniquely contributed to the development and maintenance of the goodwill of the Company and its Affiliates throughout North America or in any state, province and/or country where the Company or its subsidiaries are doing business at the time in question (the “Territory”). Each Non-Compete Party further acknowledges and agrees that the Company and its Affiliates currently operate and are reasonably expected to operate within the Territory. Therefore, each Non-Compete Party agrees that during the period such Non-Compete Party or any of his/its Affiliates is a Member of the Company and for a period of two (2) years thereafter, each Non-Compete Party shall not, and each Non-Compete Party shall cause its Affiliates not to, directly or indirectly, own, operate, lease, manage, control, engage in, invest in, lend to, own any debt or equity security or interest of, permit its name to be used by, act as a director, manager, partner, consultant, or advisor to, render services for or to (alone or in association with any Person), or otherwise participate or assist any Person other than the Company and its subsidiaries and the Ranger IPO Entities in any manner in the business of (x) providing workover rigs well services and/or rental equipment associated with well services or workover rigs, or (y) any other lines of business the Ranger IPO Entities, the Company or its subsidiaries is participating in, or has taken substantive steps towards participating in, as of the last date the Non-Compete Party or any of his/its Affiliates is a Member of the Company, in each case for the oil and gas industry anywhere in the Territory (collectively, a “Competing Business”); provided, however, that (A) the passive beneficial ownership by a Member of less than two percent (2%) of the outstanding publicly traded equity securities of any Competing Business; (B) the ownership by a Member of any Entity or business of which less than five percent (5%) of the annual revenues constitute a Competing Business; and (C) the consummation of a Competing Business Acquisition by an Acquiring Party following compliance with Sections 3.18(c) and 3.18(d) (or any acquisition not subject to the terms of Sections 3.18(c) and 3.18(d)), will not be deemed to be a breach of this Section 3.12(b)(i).

(ii)                                  During the period such Non-Compete Party or any of his/its Affiliates is a Member of the Company and for a period of two (2) years thereafter, without the consent of the Company (subject to Approval by a Supermajority of the Board), a Non-Compete Party shall not, and shall cause his/its Affiliates not to, anywhere in the Territory: (A) directly or indirectly, hire, engage, or solicit (or attempt any of the foregoing) for employment (or engagement as a consultant) any person who is employed (or engaged as a consultant) by any of the Ranger IPO Entities, the Company or its subsidiaries, or encourage or induce or attempt to encourage or induce any such employee or consultant to leave such employment or engagement (provided that this subsection (A) shall not limit general advertising not directed at any of the Ranger IPO Entities, the Company or its subsidiaries or any such restricted current or former employee or consultant); (B) encourage or induce or attempt to encourage or induce any Person who is a customer, supplier, vendor, licensee, licensor, franchisee, or other business relation of any Member, the Company, their Affiliates or the Ranger IPO Entities to cease doing business or modify the way it does business with any of the Ranger IPO Entities, the Company or its subsidiaries, or in any way interfere with or otherwise affect the relationship between any such customer, supplier, licensee, licensor, franchisee, or business relation and any of the Ranger IPO Entities, the Company or its Affiliates; or (C) solicit any Person described in subsection (B) for any Competing Business.

(iii)                               If, at the time of enforcement of this Section 3.12(b), a court or other tribunal shall hold that the duration, geography or scope restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, geography or scope reasonable under such circumstances shall be substituted for the stated duration, geography or scope and that the court or other tribunal shall reform the restrictions contained herein to cover the maximum duration, geography and scope permitted by law.

(iv)                              If any Non-Compete Party breaches any provision of this Section 3.12(b), such Member agrees and acknowledges that the time periods set forth herein shall be extended by the time period of such breach.

(v)                                 Nothing in this Section 3.12(b) shall abrogate any other non-competition agreement to which the Company or any of its Affiliates and any Non-Compete Party is a party.

(vi)                              Notwithstanding anything contained herein to the contrary, in no event shall this Section 3.12(b) restrict the Ranger IPO Entities from taking any action that would otherwise be prohibited by this Section 3.12(b).

(c)                                  Each party hereto recognizes that a breach of any of the provisions of Section 3.12(a) or 3.12(b) would result in serious harm to the Company for which monetary damages would be inadequate, difficult to determine, or both. Therefore, if any Non-Compete Party or its Affiliates breaches any provision of Section 3.12(a) or 3.12(b), the Company shall be entitled to injunctive relief and specific performance in addition to any other available legal or equitable remedies against such breaching Non-Compete Party and/or its Affiliates (as applicable).

(d)                                 The Company and the Members agree that the provisions of 18 U.S.C. 1833 are incorporated herein and shall govern the provisions set forth in this Section 3.12.

(e)                                  Notwithstanding anything to the contrary herein, to the extent any provision of any employment agreement, offer letter, noncompetition, nondisclosure, non-solicitation or similar agreement, including any Grant Agreement, between any Class B Member, Class C Member or Class D Member, on the one hand, and the Company or a subsidiary of the Company, on the other, conflicts with the provisions set forth in this Section 3.12, such other provisions shall govern.

3.13                        Lack of Authority. No Member (unless that Member is also a Manager or an officer of the Company and is acting in that capacity pursuant hereto) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

3.14                        Liability to Third Parties. No Member or Manager is liable for the debts, obligations, or liabilities of the Company, including under a judgment, decree, or order of a court.

3.15                        Withdrawal. No Member has the right to withdraw from the Company as a Member without the Approval of a Majority of the Members to permit that withdrawal.

3.16                        Compensation. No compensation shall be paid by the Company to any Person in his capacity as a Member. This Section 3.16 shall not be construed to preclude any Member from receiving distributions from Distributable Cash.

3.17                        Certificates. Certificates in the form determined by the Board may be delivered representing all Membership Interests to which Members are entitled. If issued, such certificates shall be consecutively numbered, and shall be entered in the books of the Company as they are issued. Each certificate shall state on the face thereof the holder’s name, the Membership Interest represented thereby, and such other matters as may be required by applicable laws. Each such certificate shall be signed by at least one (1) Manager and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of the Managers upon the certificates may be facsimile. Subject to Section 3.3, upon surrender to the Company or the transfer agent of the Company of a certificate for Membership Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the Person entitled thereto, cancel the old certificate, and record the transaction upon its books and records.

3.18                        Waiver of Fiduciary Duties and Corporate Opportunity.

(a)                                 The Members expressly acknowledge and agree hereby that their relationship to the Company and each other is strictly contractual in nature and is not that of partners, joint venturers or any similarly situated persons and is not fiduciary in nature. No Member shall take, or cause or permit its Affiliates, directors, managers, members, partners, officers, employees or agents to take, any action that would bind or obligate the Company in any manner not expressly authorized by this Agreement. Each Member may grant or withhold their consent, approval or vote, in their sole discretion, as directed or otherwise determined by such Member, without regard to the interests of the other Members, it being understood that except to the extent required by the Act, no Member shall have any fiduciary duty or other duty to represent or act in the best interests of the Company or the other Members.

(b)                                 A “Corporate Opportunity” shall mean an investment or business opportunity reasonably related to the business of the Company. Subject to compliance with Section 3.12 and Section 3.18(c) and (d), the Members and the Managers who are elected or appointed by the Members (collectively, the “Exempt Persons”), in their sole discretion and without obtaining the consent of or soliciting participation by any Member or the Company, (i) may engage in, possess an interest in, or participate as an officer, director, manager, consultant, representative, partner, stockholder, member, or employee in, any present or future business venture (whether or not competing with any present or future business activities of the Company); and (ii) may become a shareholder, officer or director of any corporations, a member (including the managing member) of any limited liability companies, a partner (including the general partner) in any partnerships, the manager of other entities, and/or the investment manager for investment funds; and (to the fullest extent permitted by law) the doctrines of corporate opportunity and fiduciary duty, or any analogous doctrines, shall not apply to any Exempt Person. Each Member acknowledges and agrees that any such other investments, accounts, funds, business ventures, or other entities, whether now existing or created in the future, could compete with the Company’s and its Affiliates’ business and each Member waives any claims against the Exempt Persons based on such actions. No Exempt Person who acquires knowledge of a Corporate Opportunity or other opportunity or a potential transaction, agreement, arrangement, or other matter that may be a Corporate Opportunity or other opportunity for the Company or any Member shall have any duty to communicate or offer such opportunity to the Company or any Member, and (to the fullest extent permitted by law) such Exempt Person shall not be liable to the Company or to the Members for breach of any fiduciary or other duty by reason of the fact that such Exempt Person pursues or acquires for, or directs such opportunity to, another Person or Entity (including such Exempt Person or any other Exempt Person) and/or does not communicate such opportunity or information to the Company or any Member. Any Exempt Person also currently (and in the future) may engage and/or invest in other businesses and/or non-business activities. Neither the Company nor any Member shall have any right, title, or interest in or to any such businesses and/or activities, or in the income or profits derived therefrom, by reason of this Agreement or otherwise. This Section 3.18(b) shall not be construed or interpreted as modifying the covenants and obligations set forth in Section 3.12 in any respect.

(c)                                  If, during the period ending four (4) years after October 3, 2016 (the effective date of the Prior Agreement), CSL or any of its Affiliates (other than the Company, PubCo or any of their subsidiaries) (an “Acquiring Party”), enters into any letter of intent, contract or other written agreement or understanding (each, an “Acquisition Contract”) with respect to the acquisition of, or right to acquire (directly or indirectly) any Competing Business within the Territory for consideration equal to greater than $10,000,000 (each, a “Competing Business Acquisition”), then CSL shall promptly (but in any event no less than thirty (30) days prior to the consummation of such acquisition) provide notice to the Class A-2 Members (each, a “Competing Business Acquisition Notice”). Notwithstanding anything to the contrary in this Agreement, this Section 3.18(c) shall not obligate CSL or any of its Affiliates (including, but not limited to, the Company) to provide notice of any Acquisition Contract to the Class A-2 Members other than with respect to a Competing Business Acquisition.

(d)                                 If the Class A-2 Members provide notice to CSL within fifteen (15) days of receipt of a Competing Business Acquisition Notice that the Class A-2 Members elect for the Company to acquire the assets that are the subject of the Competing Business Acquisition (the “Subject Property”), then either (i) the Acquiring Party shall, or shall cause its Affiliate (other than the Company or any of its subsidiaries), to acquire the Subject Property, and promptly thereafter assign such Subject Property to the Company or its subsidiaries, as directed by the Class A-2 Members, in exchange for cash consideration in an amount equal to the consideration paid by the Acquiring Party therefor or (ii) if possible (taking into account the terms of the applicable Acquisition Contract, the timing and status of the consummation of the related Competing Business Acquisition, and such other factors as the Acquiring Party deems relevant), the Acquiring Party shall, or shall cause its Affiliate (other than the Company or any of its subsidiaries), to assign its rights under such Acquisition Contract to the Company or its subsidiaries and, thereafter, the Company or its subsidiaries shall acquire the Subject Property under the terms of the Acquisition Contract, and the Company shall accept such assignment. If the Class A-2 Members elect for the Company not to acquire the Subject Property or fail to respond in such fifteen (15) day period, then the Acquiring Party may independently seek to acquire the Subject Property free from any further obligations hereunder; provided that the Acquiring Party shall have one hundred and twenty (120) days (or such longer period as may be required to obtain any approval necessary under applicable securities laws, other federal law applicable to such transaction or similar state or local laws) after receipt of such notice from the Class A-2 Members to acquire the Subject Property; thereafter, any such acquisition shall be subject to Section 3.18(c). Notwithstanding anything to the contrary set forth herein, if the Class A-2 Members elect for the Company to acquire the Subject Property pursuant to this Section 3.18(d) with respect to any non-binding Acquisition Contract, (A) the Acquiring Party shall use commercially reasonable efforts to close such Competing Business Acquisition, but shall not be obligated to acquire or cause its Affiliates to acquire the Subject Property and (B) in no event shall CSL or any of its Affiliates (other than the Company or any of its subsidiaries) consummate the transaction contemplated by such non-binding Acquisition Contract.

3.19                        Registration Rights.

(a)                                 Registration on Request.

(i)                                     Request for Registration. At any time after an Initial Public Offering, upon the written request of any Class A Member or any Permitted Transferee of a Class A Member holding Registrable Securities requesting that the Company effect the registration under the 1933 Act of all or part of such holders’ Registrable Securities and specifying the intended method of disposition thereof and whether or not such requested registration is to be an underwritten offering, the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities and thereupon the Company will use commercially reasonable efforts to effect the registration under the 1933 Act of:

(A)                               The Registrable Securities which the Company has been so requested to register by such holders, and

(B)                               All other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within twenty (20) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Such registration may be a registration under Rule 415 of the 1933 Act.

(ii)                                  Registration Statement Form. Registrations under this Section 3.19(a) shall be on such appropriate registration form of the Commission (A) as shall be selected by the Company, (B) as shall be appropriate to register the sale of Registrable Securities and (C) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request regarding the selling shareholders and the plan of distribution.

(iii)                               Expenses. The Company will pay all Registration Expenses in connection with the registration requested pursuant to this Section 3.19(a), including the fees and expenses of one counsel to represent the holders requesting the registration.

(iv)                              Number of Requests; Effective Registration Statement. The Company shall only be required to file three (3) effective registration statements pursuant to this Section 3.19(a). A registration requested pursuant to this Section 3.19(a) shall not be deemed to have been effected (A) unless a registration statement with respect thereto has become effective, (B) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied.

(v)                                 Selection of Underwriters. If a requested registration pursuant to this Section 3.19(a) involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the holders of more than fifty percent (50%) (by number of Units) of the Registrable Securities to be so registered.

(vi)                              Priority in Requested Registrations. If a requested registration pursuant to this Section 3.19(a) involves an underwritten offering, and the managing underwriter shall advise the Company that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, Pro Rata among the holders thereof requesting securities to be included in such registration. In connection with any registration as to which the provisions of this clause (vi) apply, no securities other than Registrable Securities shall be covered by such registrations.

(vii)                           Required Threshold. The Company shall not be obligated to prepare, file and cause to become effective a registration statement pursuant to Section 3.19(a) unless the proposed aggregate public offering price of the Registrable Securities to be included in such registration is at least $25,000,000.

(b)                                 Incidental Registration.

(i)                                     Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities under the 1933 Act (other than by a registration on Form S-4 or Form S-8 or any successor or similar form), for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders’ rights under this Section 3.19(b). Upon the written request of any such holder made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use commercially reasonable efforts to effect the registration under the 1933 Act of all Registrable Securities which the Company has been so requested to register; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.19(b).

(ii)                                  Priority in Incidental Registrations. If (A) a registration pursuant to this Section 3.19(b) involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering informs the Company of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, such Registrable Securities requested to be included in such registration on a Pro Rata basis among holders thereof, and third, all other securities of the Company requested to be included in such registration on a Pro Rata basis among the holders of such other securities.

(c)                                  Registration Procedures. If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the 1933 Act as provided in Section 3.19(a) and Section 3.19(b), the Company will as expeditiously as possible:

(i)                                     prepare and (as soon thereafter as possible or in any event no later than forty-five (45) days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use commercially reasonable efforts to cause such registration statement to become effective;

(ii)                                  prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement until the earlier of (A) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (B) the date on which all Registrable Securities registered pursuant to such registration statement are eligible for resale under Rule 144(b)(1) promulgated under the 1933 Act and such registration statement has been withdrawn or the securities registered thereunder have been deregistered;

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

Notwithstanding anything set forth in this Agreement, the Company shall have the right to delay the filing of a registration statement pursuant to this Agreement and to suspend the effectiveness of any such registration statement for a reasonable period of time (not exceeding forty-five (45) days) if the Company furnishes to the selling holders a certificate signed by a Manager, the Chairman or the President of the Company stating that the Company has determined in Good Faith that effecting such registration or offering at such time would adversely affect a material financing, acquisition or disposition of assets, distribution of rights or stock, merger or other comparable transaction or would require the Company to make public disclosure of information to the public, disclosure of which would have a material adverse effect upon the Company; provided that such period may be extended up to an additional forty-five (45) days if the material transaction in question is an underwritten public offering of securities of the Company and the lead underwriter for such offering has notified the Company of the need to extend such period.

(d)                                 Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 3.19(a) or Section 3.19(b), the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including indemnities. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement.

(e)                                  Holdback Agreements. If required by the managing underwriters, each holder of Units agrees not to effect any public sale or distribution of securities of the Company within the meaning of the 1933 Act during the one hundred eighty (180)-day period beginning on the effective date of any registration statement filed hereunder except as part of such registration, unless the underwriters managing the registered public offering otherwise agree; provided that the foregoing obligation of each holder of Units shall be conditioned upon all of the Company’s then current Managers agreeing to the same restrictions.

3.20                        Fair Market Value.

(a)                                 For purposes of this Article 3, the “Fair Market Value” of the Units in question shall be the fair market value agreed upon by the seller and the buyer of the Units (except in the case of a Transfer by gift or otherwise without consideration), as the case may be, or if they are unable to agree on such fair market value or in the case of a Transfer by gift or otherwise without consideration, the fair market value of such Units as determined by one or more independent appraisers as provided herein. If the seller and the buyer are unable to agree on the Fair Market Value within ten (10) days following the date of exercise of the applicable option to purchase, the Fair Market Value shall be determined by an independent appraiser appointed by the seller and the buyer (such appointment to be made within ten (10) days of the expiration of the initial ten (10) day period). If the seller and the buyer are unable to agree on an independent appraiser, they each shall appoint one (1) independent appraiser, the two (2) of whom shall thereupon appoint a third (3rd) independent appraiser, within ten (10) days of the appointment of the second appraiser. If the seller or the buyer fails to appoint an independent appraiser within a ten (10) day period, they shall be deemed to have consented to the appraiser selected by the other party and that appraiser’s determination of the Fair Market Value shall be final. Once three (3) appraisers are appointed, each appraiser shall determine the Fair Market Value. The Fair Market Value shall be the average of the middle value (i.e., the amount determined by the appraiser that is neither the highest nor the lowest) and the value that is closest to the middle value; provided, however, if there is an equal difference between the middle value and the other two values, the Fair Market Value shall be the middle value; provided, further, if two of the values are equal, the Fair Market Value shall be the amount agreed-upon by those two appraisers. For example, if the three values were $9, $10, and $12, the Fair Market Value would be $9.50; if the three values were $9, $10, and $11, the Fair Market Value would be $10; and if the three values were $9, $9, and $12, the Fair Market Value would be $9. Such independent appraiser or appraisers shall, as a condition of their employment, execute agreements to keep any information they receive concerning the Company confidential. To determine the Fair Market Value of any Unit, the independent appraiser(s) shall first determine the fair market value of the Company itself, and the fair market value of the Unit shall be equal to the amount that would be distributed in respect thereof if, based on such fair market value of the Company, the Company were then dissolved and liquidated in accordance with the terms of this Agreement. The determination by the independent appraiser(s) as to Fair Market Value shall be binding upon all parties. The Company shall bear all fees and expenses of such appraisals.

(b)                                 Notwithstanding any other provision in this Agreement to the contrary, all time periods associated with the rights and obligations set forth in this Article 3 for the Company, the Tag Members or any other purchaser of Units shall be suspended until a determination of the Fair Market Value shall have been made.

3.21                        Conversion to a Corporation. The Board may recommend that the Company convert (the “Conversion”) to a corporation in anticipation of an Initial Public Offering. The Board shall provide the Members with a written plan of Conversion, which shall contain a statement regarding the aggregate fair market value of all Units as determined by the Board in Good Faith. Upon Approval of a Majority of the Members of such Conversion, the Board shall convert the Units into shares of common stock in the corporation based on the amount each Member would receive in a deemed liquidation of the Company in accordance with Section 7.1(a). The Conversion is not intended to change the Class C Member’s or Class D Member’s economic incentive evidenced by Class C Units and Class D Units, as applicable, and set forth in this Agreement. As a result, upon such Conversion, the converted corporation’s board of directors shall adopt a stock option plan that provides substantially the same incentives and economic compensation to the Class C Members and the Class D Members as such Members would have received under this Agreement without giving effect to the Conversion.

3.22        Ranger Reorganization

(a)                                 Authority. Solely in anticipation of the Ranger IPO, the Company may enter into and perform all of its obligations under the Master Reorganization Agreement and take other actions it deems necessary to give effect to the series of restructuring transactions (the “Ranger Reorganization”) described in the Master Reorganization Agreement.

(b)                                 Acknowledgement. The Members acknowledge that the Ranger Reorganization may be undertaken only in anticipation of the Ranger IPO. All Members shall take any and all actions as may be reasonably required and otherwise cooperate in good faith with the Company in connection with consummating the Ranger Reorganization, including executing and delivering any conveyances, certificates, documents, or other instruments necessary or advisable in the determination of the Board to effect the Ranger Reorganization, and hereby vote and consent thereto. No Member shall have any dissenters’ or appraisal rights in connection with the Ranger Reorganization.

(c)                                  Power of Attorney. Each Member irrevocably makes, constitutes and appoints each Manager of the Company, acting individually or collectively, as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file all instruments required or necessary to effectuate and consummate the Ranger Reorganization or as are otherwise required or necessary to facilitate the Ranger IPO, in each case, in accordance with this Agreement.

(d)                                 Amendment. Effective immediately prior to the first public issuance of shares of PubCo’s Class A common stock in connection with the Ranger IPO, the following shall be deemed deleted from this Agreement and have no further force or effect: Section 3.18(c), Section 3.18(d), Section 3.19, Section 3.21, Section 6.2(a), Section 6.3, Section 6.4, Section 6.5, Section 9.2(b), Section 9.2(c) and any defined terms in Section 1.1 related solely to such Sections.

ARTICLE 4
MEETINGS OF MEMBERS

4.1                               Place. All meetings of the Members shall be held at the principal office of the Company or at such other place within or outside the State of Delaware as may be determined by the Managers and set forth in the respective notice or waivers of notice of such meeting.

4.2                               Annual Meetings. The annual meeting of the Members for the election of Managers and the transaction of such other business as may properly come before the meeting shall be held at such time and date as shall be designated by the Board from time to time and stated in the notice of the meeting. Such annual meeting shall be called in the same manner as provided in this Agreement for special meetings of the Members, except that the purposes of such meeting must be enumerated in the notice of such meeting only to the extent required by law in the case of annual meetings.

4.3                               Special Meetings. Special meetings of the Members may be called by the Board or by the holders of not less than fifteen percent (15%) of all the Class A Units and Class B Units (taken together as a single class). Business transacted at all special meetings shall be confined to the purposes stated in the notice referenced in Section 4.4.

4.4                               Notice. Written or printed notice stating the place, day, and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not less than seven (7) nor more than sixty (60) days before the date of the meeting, by or at the direction of the Board or Person calling the meeting, to each Member of record entitled to vote at such meeting.

4.5                               Quorum. The Members holding a majority of the Class A Units and Class B Units (taken together as a single class) shall constitute a quorum at all meetings of the Members, except as otherwise provided by law. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite amount of Units shall be present or represented. At any meeting of the Members at which a quorum is present, an action Approved by a Majority of the Members shall be the act of the Members, unless the vote of a greater number is required by law or this Agreement.

4.6                               General Voting Procedures. Each outstanding Class A Unit and Class B Unit shall be entitled to one (1) vote on each matter submitted to a vote or for approval unless otherwise provided by law or pursuant to the last sentence of Section 5.3. No Class C Member or Class D Member shall have the right to vote or otherwise approve any action by the Members in any respect whatsoever, except as required by the Act or by applicable law.

4.7                               Registered Members. The Company shall be entitled to treat the holder of record of any Units as the holder in fact of such Units for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other Person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.

4.8                               Actions Without a Meeting and Telephonic Meetings. Notwithstanding any other provision contained in this Article 4, all actions of the Members provided for herein may be taken by written consent without a meeting, or any meeting thereof may be held by means of a telephone conference. Any action that may be taken by the Members without a meeting shall be effective only if the consent or consents are in writing, set forth the action so taken, and are signed by the holder or holders of Membership Interests constituting not less than the minimum amount of Units that would be necessary to take the action at a meeting at which the holders of all Membership Interests entitled to vote on the action were present and voted.

ARTICLE 5
RIGHTS AND DUTIES OF THE BOARD

5.1                               Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, its board of Managers (the “Board”). In addition to the powers and authorities expressly conferred by this Agreement upon the Board, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Members by the Act or this Agreement, including contracting for or incurring debts, liabilities and other obligations on behalf of the Company.

5.2                               Number and Qualifications. The Board shall consist of six (6) Managers, or such other number as may be determined by the Approval of a Majority of the Class A-1 Members from time to time, but no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager or taking away the rights of any Member to elect a Manager as provided in Section 5.3. Managers need not be residents of the State of Delaware. The Managers in their discretion may elect a chairman of the Board who shall preside at meetings of the Board.

5.3                               Election. The Members agree to vote their Units so that Managers are elected to the Board as follows:

(a)                                 The Class A-1 Members (by Approval of a Majority of the Class A-1 Members) shall have the right to designate two (2) Managers (each, a “Class A-1 Manager”), who initially shall be Charles Leykum and Vivek Raj;

(b)                                 The Class A-2 Members (by Approval of a Majority of the Class A-2 Members) shall have the right to designate two (2) Managers (the “Class A-2 Managers”), who initially shall be Richard E. Agee and Brett T. Agee;

(c)                                  The Class B Members (by Approval of a Majority of the Class B Members) shall have the right to designated one (1) Manager (the “Class B Manager”), who initially shall be Darron Anderson; and

(d)                                 Upon the written agreement of CSL and the Class A-2 Members, one (1) Manager shall be designated (the “Independent Manager”), who initially shall be Merrill A. Miller, Jr.

In the event that a Member becomes a Defaulting Member, it shall upon becoming a Defaulting Member lose the right to vote with respect to the election or appointment of a Manager in accordance with this Section 5.3 and Section 6.2. Furthermore, for so long as the Class A-2 Members own, in the aggregate, in excess of ten percent (10%) of the issued and outstanding Class A Units held by the Class A-2 Members as of the effective date of this Agreement, if any Class A-2 Member or any Affiliate thereof engages in any activity that would be in breach of Section 4.5 of the Contribution Agreement (as if such Class A-2 Member or Affiliate were a “Non-Compete Party” thereunder and disregarding, for purposes hereof, any expiration of the Restricted Period (as defined in the Contribution Agreement)), the Class A-2 Members shall lose the right to vote with respect to the election or appointment of a Manager in accordance with this Section 5.3.

5.4                               Vacancy. Any vacancy occurring for any reason in the number of Managers shall be filled by the Members having the authority to elect such Manager pursuant to Section 5.3. A Manager elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office.

5.5                               Removal. Subject to Section 3.6(f), a Manager may be removed at any time, with or without cause, by the Members having the authority to elect such Manager pursuant to Section 5.3, and otherwise in accordance with the provisions thereof.

5.6                               Annual Meetings. The annual meeting of the Board shall be held, without further notice, immediately following the annual meeting of Members, and at the same place, or at such other time and place as shall be fixed with the consent in writing of all the Managers.

5.7                               Regular Meetings. Regular meetings of the Board may be held pursuant to a written schedule delivered in advance to all Managers either within or outside the State of Delaware. All Managers shall receive reasonable prior notice of any change in such written schedule.

5.8                               Special Meetings. Special meetings of the Board may be called by any Manager on at least three (3) Business Days’ notice to each Manager.

5.9                               General Voting Procedures.

(a)                                 On each matter submitted to a vote or for Approval of the Board, (i) each Class A-1 Manager shall be entitled to three (3) votes, (ii) each Class A-2 Manager shall be entitled to one (1) vote, (iii) the Class B Manager shall be entitled to one (1) vote, and (iv) the Independent Manager shall be entitled to one (1) vote, unless otherwise provided by law. When any decision, determination, election, selection or other action is to be made or undertaken by the Board pursuant to this Agreement, it shall be deemed to require the Approval of the Board unless otherwise expressly provided in this Agreement.

(b)                                 The following actions shall require the Approval of the Board unless otherwise indicated:

(i)                                     To admit a new Member (other than the initial Members, Permitted Transferees, and Substitute Members);

(ii)                                  To authorize the issuance of New Securities;

(iii)                               To authorize the Company to repurchase Units in accordance with Article 3;

(iv)                              To approve distributions of Distributable Cash, including Tax Distributions pursuant to Section 7.1;

(v)                                 To incur Indebtedness in the name of the Company (other than pursuant to any line of credit previously approved by the Board, including the Credit Agreement, dated as of April 30, 2015 between Ranger Services and Iberiabank, as it may be amended or replaced) in excess of $500,000 in the aggregate or refinance any loans or any other Indebtedness of the Company with an aggregate principal balance of $500,000, or to guarantee in the name or on behalf of the Company the performance of any contract or other obligation;

(vi)                              To approve, modify, restate or terminate any employment, consulting, grant or other agreements between the Company or its Affiliate and any of their respective Managers, directors, officers or employees or to change or alter the compensation paid to such Persons;

(vii)                           To make requests on the Members for funding Capital Contributions;

(viii)                        To cause the Company to sell or otherwise dispose of any Property, including any subsidiary of the Company, except in the ordinary course of business or as contemplated by the Company’s annual budget;

(ix)                              To cause the Company to mortgage, pledge, assign in trust, or otherwise encumber any Property, including any subsidiary of the Company, except for inchoate liens arising as a matter of law;

(x)                                 To acquire assets and to make capital expenditures of the Company, except in the ordinary course of business or as contemplated by the Company’s annual budget;

(xi)                              To approve annual budgets of the Company and deviations therefrom;

(xii)                           To form, dissolve, or take any action as the owner of a direct or indirect subsidiary of the Company;

(xiii)                        Subject to Section 5.17, to approve any Affiliate Contract;

(xiv)                       To merge or otherwise combine with another Person;

(xv)                          To take any action that would make it impossible to carry on the ordinary business of the Company, including filing for Bankruptcy protection;

(xvi)                       To dissolve the Company;

(xvii)                    Except as contemplated by Section 11.2, to amend the Certificate or this Agreement; and

(xviii)                 To take, cause or permit any direct or indirect subsidiary of the Company to take, cause or permit any of the actions or activities outlined in Section 5.9(b)(i) through Section 5.9(b)(xvii) (inclusive).

(c)                                  Notwithstanding the foregoing, the following actions shall require the Approval of a Supermajority of the Board:

(i)                                     To approve any non-cash distributions, other than pursuant to Section 10.4;

(ii)                                  To issue any “profits interests” other than Class C Units and Class D Units issued in accordance with Section 6.4;

(iii)                               To take any action that would make it impossible to carry on the ordinary business of the Company, including filing for Bankruptcy protection;

(iv)                              To approve any Affiliate Contract involving payments or amounts in excess of $500,000 (whether individually or in a series of related transactions or payments) or any resolution or action taken with respect to a Conflict Matter;

(v)                                 To take any action that will result in the Company to be classified as other than a partnership for U.S. federal income tax purposes;

(vi)                              Except as contemplated by Section 11.2, to amend the Certificate or this Agreement;

(vii)                           To dissolve the Company;

(viii)                        Except as required in Exigent Circumstances, to accept any Capital Contributions pursuant to Section 6.2(c) in excess of $2,000,000 annually or to issue any New Securities for consideration in excess of $2,000,000 annually.

(ix)                              Except with respect to any revolving bank credit facility or with respect to any bank debt as of the date of this Agreement, (A) to incur Indebtedness in the name of the Company or any of its subsidiaries in excess of $2,500,000 in the aggregate or refinance any Indebtedness of the Company with an aggregate principal balance of $2,500,000, or to guarantee in the name or on behalf of the Company the performance of any contract or other obligation of any other Person; or (B) to cause the Company or any of its subsidiaries to mortgage, pledge, assign in trust, or otherwise encumber any Property valued in excess of $2,500,000, except for inchoate liens arising as a matter of law;

(x)                                 To cause the Company to sell or otherwise dispose of any Property, including any subsidiary of the Company in excess of $2,500,000, except in the ordinary course of business or as contemplated by the Company’s annual budget;

(xi)                              To acquire assets and to make capital expenditures of the Company in excess of $2,500,000, other than pursuant to Section 6.2(a); and

(xii)                           To take, cause or permit any direct or indirect subsidiary of the Company to take, cause or permit any of the actions or activities outlined in Section 5.9(c)(i) through Section 5.9(c)(xi) (inclusive).

(d)                                 Notwithstanding anything in this Agreement to the contrary, references to the Company’s Affiliates or subsidiaries in this Section 5.9 exclude the Ranger IPO Entities.

5.10                        Quorum. At all meetings of the Board, the presence of a Majority shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law. At a meeting at which a quorum is present, the act of a Majority shall be the act of the Board, except as otherwise provided by law or this Agreement. If a quorum shall not be present at any meeting of the Board, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

5.11                        Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

5.12                        No Compensation; Reimbursement of Expenses. Managers, as such, shall not receive any stated salary for their services, but shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred in the course of their service hereunder, provided that nothing contained in this Agreement shall be construed to preclude any Manager from serving the Company or its Affiliates in any other capacity and receiving compensation for such service.

5.13                        Officers. The Board may, from time to time, designate one or more Persons to be officers of the Company. No officer need be a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular officers, including chief executive officer, president, vice president, secretary, assistant secretary, treasurer, and assistant treasurer. Each officer shall hold office until such Person’s successor shall be duly designated and shall qualify or until such Person’s death or until such Person shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board, subject to the approval requirements set forth in Section 5.9. Any officer may be removed as such, either with or without cause, by the Board whenever in the Board’s judgment the best interests of the Company will be served thereby. Any vacancy occurring in any office of the Company (other than Manager) may be filled by the Board.

5.14                        Actions Without a Meeting and Telephone Meetings. Notwithstanding any provision contained in this Article 5, all actions of the Board provided for herein may be taken by written consent without a meeting, or any meeting thereof may be held by means of a conference telephone. Any such action that may be taken by the Board without a meeting shall be effective only if the consent or consents are in writing, set forth the action so taken, and are signed by all Managers.

5.15                        Advisory Managers.

(a)                                 The Board, by Approval of a Supermajority of the Board, may designate such number of natural Persons as they may from time to time determine as an “Advisory Manager”. Each Advisory Manager shall serve, subject to the pleasure of the Board, until the earlier of his resignation, the term set forth by the Board for such service or until the next succeeding annual meeting of the Board, following the annual meeting of the Members, at which such regular Managers are elected. Each Advisory Manager shall be notified of all regular or special meetings of the Board, shall be entitled to attend and participate therein, but shall not be entitled to vote. Each Advisory Manager shall be entitled to fees for serving as an Advisory Manager, as determined by Approval of a Supermajority of the Board. Each Advisory Manager shall also be reimbursed for any necessary expenses of attending Board meetings. The initial Advisory Managers shall be Ronney Coleman and Bill Austin, and they shall receive fees and Class C Units consistent with those received by them prior to the date hereof, or as otherwise determined by a Supermajority of the Board.

(b)                                 An Advisory Manager may serve in an advisory capacity on any committees adopted by the Board, but such Advisory Manager shall have no power to vote or to exercise the powers of the Board or any Manager on such committees or in the business or affairs of the Company and shall not be included in determining the requisite number of Managers that are required to constitute and to serve on any such committees.

(c)                                  Any person serving as an Advisory Manager shall be treated as a “Manager” for purposes of the provisions set forth in Section 3.18 and Article 8.

5.16                        Responsibility of the Managers and Officers; Limitation of Liability.

(a)                                 Whenever any Manager or officer of the Company makes a determination or takes or declines to take any action under this Agreement or with respect to the business and affairs of the Company or any of its Affiliates, such Manager or officer shall exercise Good Faith in carrying out his duties and obligations as provided in this Agreement and in dealings with respect to the Company and its Affiliates. Whenever in this Agreement any Manager or officer or another Person is permitted or required to act in Good Faith, any such Person shall act under such express standard and, to the fullest extent permitted by applicable law, shall not be subject to any other standard.

(b)                                 Notwithstanding any other terms of this Agreement (except the last sentence of this Section 5.16(b)), whether express or implied, or any obligation or duty at law or in equity, and to the fullest extent permitted by law, no Manager or officer shall be liable to the Company or its Affiliates, to any other Manager or officer, or to any Member for any act or omission (in relation to the Company or its Affiliates, any Member, this Agreement, any transaction, any investment, or any business decision or action), including for breach of contract or breach of duties, including fiduciary duties taken or omitted by such Manager or officer, provided that a court of competent jurisdiction has not rendered a final determination that such act or omission constitutes fraud, gross negligence, willful misconduct or lack of Good Faith. Notwithstanding the foregoing, to the extent any such Manager or officer enters into a contract with the Company or any of its Affiliates, such contract shall be enforceable against the parties thereto in accordance with such contract’s terms.

5.17                        Affiliate Contracts; Related Party Transactions; Conflicts of Interest.

(a)                                 The Members and the Managers acknowledge that (x) the Company and any of its subsidiaries may enter into agreements with any Member and/or its respective Affiliates (any such agreement, an “Affiliate Contract”) and (y) any other conflicts of interest that exist or arise between or among any Member and/or its respective Affiliates, on the one hand, and any other Member and/or its respective Affiliates or the Company and/or its respective Affiliates, on the other hand (a “Conflict Matter”) may be resolved or a course of action with respect to such Conflict Matter undertaken, and such Affiliate Contract or Conflict Matter (and the actions of the Managers or any party to such Affiliate Contract or Conflict Matter, including any Member or Members controlling the Company, in approving or disapproving such Affiliate

Contract or Conflict Matter or being a party thereto) shall be permitted and deemed approved by all Members and shall not constitute a breach of this Agreement or any duty stated or implied by law, equity or otherwise, including any fiduciary duty, provided that:

(i)                                     the material facts of the Affiliate Contract or Conflict Matter have been disclosed to or are otherwise known by all Managers prior to their approval of the Affiliate Contract or resolution or course of action with respect to the Conflict Matter; and

(ii)                                  solely with respect to any such matters involving payments or amounts in excess of $500,000 (whether individually or in a series of related transactions or payments), the Affiliate Contract or resolution or course of action with respect to such Conflict Matter has been Approved by a Supermajority of the Board.

Notwithstanding the foregoing, no agreement or other conflict of interest between a Ranger IPO Entity, on the one hand, and, on the other hand, any Person other than the Company and any of its subsidiaries that is not also a Ranger IPO Entity, shall constitute an Affiliate Contract or a Conflict Matter.

(b)                                 No Affiliate Contract or resolution or action taken with respect to a Conflict Matter shall be invalid solely because of the affiliated relationship between the Company or its Affiliate, on the one hand, and the Member or its Affiliate, on the other hand, or solely because any Manager appointed or elected by a Member is present or participates in the meeting of the Board or committee thereof which approves the Affiliate Contract or resolution or action taken with respect to the Conflict Matter or solely because his votes are counted for such purpose, if the material facts as to his relationship or interest and as to the Affiliate Contract or Conflict Matter are known or disclosed to the Board and the Affiliate Contract or resolution or action taken with respect to the Conflict Matter is approved in accordance with the requirements of this Section 5.17. If the Affiliate Contract or resolution or action taken with respect to the Conflict Matter is approved in accordance with the requirements of Section 5.17, then it shall be presumed that, in making their decision, the Managers approving or disapproving the Affiliate Contract or resolution or action taken with respect to the Conflict Matter acted in Good Faith, and in any proceeding brought by or on behalf of any Member or Manager (including any derivative action in the name of the Company or its Affiliate) challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

(c)                                  The Members, the Managers and the Company agree (for themselves and for their respective Affiliates) that if an Affiliate Contract or resolution or action taken with respect to the Conflict Matter is approved or disapproved pursuant to the provisions of this Section 5.17, no Person may challenge the Board by asserting that approval or disapproval of the Affiliate Contract or resolution or action taken with respect to the Conflict Matter as a related party or interested transaction required a duty of the Board other than Good Faith (or such other standard as may be required by the Act at the time of such decision), and in no case shall an individual Manager’s decision or the Approval of the Board ever be held to any higher standard of conduct or review (including any “business judgment rule” standard that would impose a duty of care or duty of loyalty or any enhanced scrutiny standard such as an “entire fairness” standard).

(d)                                 NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT WILL ANY MEMBER, INCLUDING ANY MEMBER WHO CONTROLS THE COMPANY, HAVE ANY DUTY STATED OR IMPLIED BY LAW, EQUITY OR OTHERWISE, INCLUDING ANY FIDUCIARY DUTY, WITH RESPECT TO ANY OTHER MEMBER OR THE COMPANY OR ITS AFFILIATES WITH RESPECT TO THE APPROVAL OR DISAPPROVAL OF ANY AFFILIATE CONTRACT OR CONFLICT MATTER OR WITH RESPECT TO ANY OTHER MATTER WHATSOEVER, IT BEING THE EXPRESS INTENTION OF THE MEMBERS, THE BOARD AND THE COMPANY TO ELIMINATE TO THE FULLEST EXTENT PROVIDED BY LAW ANY AND ALL FIDUCIARY DUTIES OR OTHER DUTIES THAT MAY OTHERWISE BE OWED BY ANY MEMBER TO ANY OTHER MEMBER OR TO THE COMPANY OR ITS AFFILIATES.

ARTICLE 6
CAPITALIZATION

6.1                               Previous Capital Contributions. On or prior to the date of this Agreement, each initial Class A-1 Member, each initial Class A-2 Member and each initial Class B Member (a) has made the Capital Contributions indicated for such Class A-1 Member, Class A-2 Member or Class B Member opposite such Member’s name under the column heading “Existing Capital Account” on the Member Schedule and (b) in exchange for such previous Capital Contributions, has been issued the amount of Class A-1 Units, Class A-2 Units or Class B Units indicated for such Class A-1 Member, Class A-2 Member or Class B Member on the Member Schedule. Any Capital Contribution required in connection with the issuance of Units after the date of this Agreement shall be made on the date of issuance of such Units. No Class A Member or Class B Member shall have any obligation to make any Capital Contributions to the Company except as set forth in this Section 6.1 or as agreed in writing by such Member (including pursuant to Section 6.2 or Section 6.3).

6.2                               Additional Capital Contributions.

(a)                                 CSL Capital Contribution Rights. Subject to Approval of a Supermajority of the Board, at any time after the effective date of this Agreement and on or prior to October 3, 2017, CSL shall have the option, but not the obligation, to make one or more additional Capital Contributions of cash, property, other assets and/or businesses, up to an aggregate amount of twenty million Dollars ($[•](1)). For purposes of this Section 6.2(a), the amount of any Capital Contribution of property shall be deemed to be the Cost thereof. The Board shall issue additional Class A-1 Units to CSL in exchange for any Capital Contribution made under this Section 6.2(a)

(1)  NTD: To reflect $20 million less all Capital Contributions made by CSL from October 3, 2016 until the date of this Agreement.

at the same price and valuation as the Class A-1 Units issued pursuant to Section 6.1, subject to Section 6.3.

(b)                                 Capital Contributions and Forfeitures pursuant to Contribution Agreement.

(i)                                     Notwithstanding anything to the contrary set forth in this Agreement, any Transfer Taxes (as defined in the Contribution Agreement) shall be borne fifty percent (50%) by the Class A-1 Members (Pro Rata in accordance with their relative number of Class A-1 Units) and fifty percent (50%) by the Class A-2 Members (Pro Rata in accordance with their relative number of Class A-2 Units). Promptly following the determination that any Transfer Taxes are due and payable by the Company, any Member, or any Affiliate thereof, each Class A-1 Member and each Class A-2 Member shall each make an additional Capital Contribution to fund such Member’s portion thereof. The Board shall issue additional Class A-1 Units and Class A-2 Units in exchange for any Capital Contribution made under this Section 6.2(b) at the same price and valuation as the Class A-1 Units and Class A-2 Units issued pursuant to Section 6.1.

(ii)                                  Notwithstanding anything to the contrary set forth in this Agreement, CSL shall be liable for the payment of taxes as set forth in Section 4.4(c)(i) and Section 4.4(c)(iii) of the Contribution Agreement. Promptly following the determination that any such taxes are due and payable by the Company, any Member, or any Affiliate thereof, each Class A-1 Member shall each make an additional Capital Contribution to fund such Member’s portion thereof, in such proportions as the Class A-1 Members shall determine among them. The Board shall not issue additional Units or increase such Member’s Capital Return Account in exchange for any Capital Contribution made under this Section 6.2(b)(ii). The parties intend that, to the greatest extent possible, the increase in each Class A-1 Member’s Capital Account for any Capital Contribution it makes pursuant to this Section 6.2(b)(ii) will be offset with a special allocation of deductions to such Class A-1 Member pursuant to Section 7.6(c) such that the net change in such Class A-1 Member’s Capital Account from such increase and decrease is zero.

(iii)                               In the event the Company is liable to any Bayou Indemnitee (as defined in the Contribution Agreement) pursuant to Article VI of the Contribution Agreement, and CSL Management so elects (in its sole discretion), the Company shall satisfy such obligation through the issuance of additional Class A-2 Units to the Class A-2 Members, utilizing the then fair market value of such Class A-2 Units (which fair market value shall be determined in accordance with the procedures set forth in Section 3.20), and such Class A-2 Units shall have an aggregate Capital Return Account equal to the amount of such obligations so satisfied.

(iv)                              In the event any Class A-2 Member or any Affiliate of a Class A-2 Member is liable to any Ranger Indemnitee (as defined in the Contribution Agreement) pursuant to Article VI of the Contribution Agreement, and Bayou Well Holdings Company, LLC so elects (in its sole discretion), Bayou Well Holdings Company, LLC shall satisfy such obligation through the cancellation or forfeiture of Class A-2 Units held by Class A-2 Member, utilizing the then fair market value of such Class A-2 Units (which fair market value shall be determined in accordance with the procedures set forth in Section 3.20).

(v)                                 For the avoidance of doubt, the rights of the Class A Members and the Class B Members under Section 6.3 shall not apply to additional Capital Contributions in connection with this Section 6.2(b).

(c)                                  Additional Optional Capital. Subject to the express provisions hereof including Section 5.9(c)(viii), if the Board determines, by Approval of a Majority of the Board, that additional capital in excess of the amounts contributed pursuant to Section 6.1 or Section 6.2(a) is required for the Company’s or its subsidiaries’ businesses, the Board may, from time to time, send written notice to all Class A Members and Class B Members with a request for such Members to make additional Capital Contributions to fund all or a portion of the required capital (with such request for additional Capital Contributions being Pro Rata among the Class A Members and Class B Members). Each Class A Member and each Class B Member may elect, in its sole discretion, whether to make an additional Capital Contribution (up to such Member’s Pro Rata portion of the requested capital). To the extent that any Class A Member or Class B Member elects not to fund such additional Capital Contribution, those Class A Members and Class B Members that do elect to fund such Capital Contribution shall have the opportunity to increase their funding Pro Rata (such increase being Pro Rata among the Class A Members and Class B Members making such further election). No Member shall be required to fund any Capital Contribution pursuant to a request from the Managers pursuant to this Section 6.2(c) unless that Member has expressly agreed to do so in writing. For any Capital Contribution from a Member pursuant to this Section 6.2(c) for which that Member has agreed in writing to make such Capital Contribution, payment shall be made by such Member by means of wire transfer to the Company by the required funding date determined by the Board and included in the notice of the offer to contribute additional capital. For purposes of this Section 6.2(c), the amount of any Capital Contribution of property shall be deemed to be the Cost thereof. The Board shall, in Good Faith, determine the number of Class A-1 Units, Class A-2 Units and/or Class B Units, if any, to be issued with respect to any Capital Contribution made under this Section 6.2(c), subject to Section 6.3.

(d)                                 Results of Member Default. If any Member fails to make a Capital Contribution that such Member has agreed to make in writing (including with respect to any New Securities such Member has agreed to purchase in writing) within thirty (30) days of the required funding date thereafter (a “Defaulting Member”), such Defaulting Member shall have no right to vote on any matter submitted for approval of the Members, and such Defaulting Member’s right thereafter to elect or appoint a Manager, if any, shall terminate and shall not be reinstated until such Defaulting Member has cured its breach by making the full amount of its Capital Contribution past due. On and following the date a Member becomes a Defaulting Member, he/it shall be treated as an Assignee and shall have no further right to purchase any New Securities until such breach is cured as set forth in the preceding sentence.

(e)                                  No Member shall be paid interest on any Capital Contribution.

6.3                               Preemptive Rights.

(a)                                 Preemptive Right. Subject to Section 6.3(c), the Company hereby grants to the Class A Members and the Class B Members (other than any Defaulting Member) the right to purchase any New Securities that the Company or any of its subsidiaries may, from time to time, propose to sell and issue, pursuant to the terms of this Section 6.3 (the “Preemptive Right”). In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Class A Member and Class B Member written notice of its intention (the “New Securities Notice”), describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Class A Member and Class B Member shall have twenty (20) days after receipt of the New Securities Notice to agree to purchase all or a portion of its Pro Rata share of the New Securities at the price and upon the terms specified in the New Securities Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that any Class A Member or Class B Member fails to exercise in part or in full the Preemptive Right within the twenty (20)-day period specified above, the Board shall promptly notify the purchasing Members and the purchasing Members, Pro Rata or as they may otherwise agree, may purchase the remaining New Securities within thirty (30) days after receipt of the New Securities Notice. Each Member who elects to purchase any New Securities shall make payment therefor by wire transfer to the Company within thirty (30) days after receipt of the New Securities Notice, and each such payment shall be considered an additional Capital Contribution; provided, however, that if any Member has elected to purchase New Securities but fails to make payment therefor by the thirtieth (30th) day following receipt of the New Securities Notice, the purchasing Members shall have an additional ten (10) day period in which to purchase such unpurchased New Securities Pro Rata or as they may otherwise agree.

(b)                                 Sale to Third Parties. If any New Securities were not purchased by the Members pursuant to Section 6.3(a), the Company shall have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the rights of the Members were not exercised at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s New Securities Notice. In the event the Company has not sold the New Securities within such one hundred twenty (120)-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Members in the manner provided in Section 6.3(a).

(c)                                  Notwithstanding the above provisions of this Section 6.3, the rights of the Class A Members and Class B Members under this Section 6.3 shall not apply to or otherwise restrict the issuance of the following New Securities: (i) Class C Units or Class D Units issued pursuant to Section 6.4; (ii) New Securities issued or issuable for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination Approved by a Supermajority of the Managers; (iii) New Securities issued in connection with an Initial Public Offering; (iv) New Securities issued in connection with the issuance of debt by the Company, other than debt issued to any Member or an Affiliate of a Member; (v) New Securities issued upon the exercise or conversion of any New Securities issued in compliance with this

Section 6.3; (vi) New Securities issued in connection with the Ranger Reorganization or the Ranger IPO; or (vii) New Securities issued pursuant to Section 6.2(b).

6.4                               Equity Incentive Plan.

(a)                                 Issuance of Units. Subject to Section 5.9, the Board, by Approval of a Majority of the Board following the recommendation of the Chief Executive Officer, may issue up to one million (1,000,000) Class C Units and up to one million (1,000,000) Class D Units to Persons who provide services to the Company or any Affiliate of the Company, such as members of management, other key personnel, consultants or independent contractors, or as otherwise provided in this Agreement. Class C Units and Class D Units will be designated as non-voting, and will have no right to vote or otherwise approve any action by the Members in any respect whatsoever. Class C Units and Class D Units are intended to be “profits interests” from a U.S. federal income tax perspective, and will be assigned a Hurdle Amount upon issuance. Upon each issuance of Class C Units and/or Class D Units, the Managers shall “book up” or “book down” the Capital Accounts of the Members in accordance with Section 7.7(c). As a condition to any natural person becoming a Class C Member or a Class D Member, the spouse of such person will execute an acknowledgment or a copy of this Agreement by which such spouse agrees to be bound by the terms of this Agreement as though a party hereto.

(b)                                 Vesting. The Class C Units and the Class D Units issued pursuant to this Section 6.4 shall be subject to any vesting schedule set forth in the respective Grant Agreements pursuant to which such Class C Units and Class D Units were issued.

(c)                                  Issuance/ Forfeiture. All Class C Units and Class D Units may be forfeitable in accordance with the applicable Grant Agreement. To the extent any Class C Units or Class D Units are forfeited, such Class C Units or Class D Units are available for re-grant in accordance with this Section 6.4; provided, that, for the avoidance of doubt, any re-granted Class C Units or Class D Units issued pursuant to this Section 6.4 shall be assigned a Hurdle Amount at the time of issuance (and shall not retain the Hurdle Amount applicable to such Units in the hands of the prior holder of such Units).

(d)                                 Accelerated Conversion to Non-Forfeitable Units. In the event that, while any Forfeitable Units are outstanding: (i) there shall occur an Initial Public Offering, then, with respect to each Forfeitable Unit outstanding immediately prior to the consummation of such transaction and without the necessity of any action by the Managers or the Members, (A) seventy-five percent (75%) of all Forfeitable Units shall immediately convert to Non-Forfeitable Units prior to the effective date of such transaction, and (B) the remaining Forfeitable Units shall continue to be subject to the forfeiture provisions of Section 6.4(b); or (ii) (A) any Class C Member or Class D Member is forced to sell its Class C Units or Class D Units, respectively, pursuant to Section 3.8, (B) the Company sells, leases or otherwise consensually disposes of all or substantially all of its assets, or (C) the Company consolidates or merges with or into any other Person and is not the surviving parent Entity, then one hundred percent (100%) of all Forfeitable Units being transferred pursuant thereto shall immediately convert to Non-Forfeitable Units prior to the effective date of any such Transfer.

(e)                                  Non-Transferability. Forfeitable Units may not be Transferred or otherwise disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempt to Transfer or otherwise dispose of any right or privilege related thereto shall be null and void.

(f)                                   Value of Class C Units and Class D Units. The Company intends for the Class C Units and the Class D Units to be treated as “profits interests” for U.S. federal income tax purposes within the meaning of Rev. Proc. 93-27, 1993-C.B. 343. In accordance with Rev. Proc. 2001-43, 2001-2 CB 191, the Company shall treat each Class C Member holding Class C Units and each Class D Member holding Class D Units as the owner of such Units from the date they are granted, and shall file its IRS form 1065, and issue appropriate Schedules K-1 to such Class C Member and Class D Member, respectively, allocating to such Member his/its distributive share of all items of income, gain, loss, deduction and credit associated with such Class C Units or such Class D Units as if such Units were not subject to forfeiture. On the date of issuance, the Class C Units and the Class D Units are intended to have a Capital Account and fair market value equal to zero. However, in the event the IRS determines otherwise, the Class C Member or Class D Member who receives such Class C Units or Class D Units, respectively, shall owe the Company any federal, state, or local taxes required by law to be withheld with respect to any such Units. Any such amounts must be paid by cash or check within ten (10) days from the date the Company provides written notice to such Class C Member or Class D Member of the amount due to the Company. In the event such Class C Member or such Class D Member fails to make such payment in a timely manner, the Company may deduct from all distributions made to such Member under this Agreement or from its compensation for services paid by the Company or any Affiliate thereof, any federal, state, or local taxes required by law to be withheld with respect to any such Class C Units or Class D Units, as applicable.

(g)                                  Safe Harbor Election. The Company acknowledges that the IRS issued Internal Revenue Service Notice 2005-43, I.R.B. 2005-24 (June 13, 2005), proposing to create a safe harbor election for “profits interests” (the safe harbor election referred to herein as the “Safe Harbor Election”). The IRS has not yet finalized the Safe Harbor Election. At any time after final guidance has been issued from the IRS and/or the Department of Treasury, and upon the request of any Class C Member or Class D Member, the Board, on behalf of all Members and the Company, (i) shall cause an amendment to this Agreement to be executed modifying any provisions necessary for the Company to qualify for the Safe Harbor Election and (ii) shall execute and file any other necessary forms or documents and take all other actions reasonably necessary to cause the Company, the Class C Members and the Class D Members to qualify for the Safe Harbor Election; provided, however, such Safe Harbor Election must be available to the Company, the Class C Members and the Class D Members, as applicable, under the terms of the final guidance.

(h)                                 Tax Consequences. Each Class C Member and each Class D Member hereby agrees to make a protective election pursuant to Section 83(b) of the Internal Revenue Code to include in income the value (if any) of the Class C Units or Class D Units, respectively, over the amount paid (if any) by such Person for such Class C Units or Class D Units, as applicable, in the year of the grant and shall promptly notify the Company that such election has been made. Each Person receiving a grant of Class C Units or Class D Units acknowledges that it is the sole responsibility of such Person, and not the Company, to file a timely election under

Section 83(b) of the Internal Revenue Code even if such Person requests the Company or its representatives to make such filing on behalf of such Person. Each Class C Member and each Class D Member shall be solely responsible for determining the tax consequences of any issuance of Class C Units or Class D Units, as applicable, under this Agreement to such Member, including the advisability, availability, method, and timing for filing an election to include income arising from such issuance into such Member’s gross income under Code Section 83(b), the tax consequences of such election, and the provision of written notice to the Company of such election in accordance with the regulations promulgated under Code Section 83(b).

6.5                               Member Loans. Subject to Approval of a Supermajority of the Board, the Board may make a request for loans to the Company from the Members, Pro Rata or as they may otherwise agree; provided, however, that no Class C Member or Class D Member shall have the right to make a loan or loans to the Company without the Approval of a Supermajority of the Board. Any such loan or advance (the “Member Loans”) will be treated for tax purposes as a transaction outside such Member’s capacity as a partner within the meaning of Code Section 707, and the amount of such Member Loan shall not be deemed an increase in the Capital Contributions of the Member that makes such loan or entitle that lending Member to any increase in its Capital Account or its Membership Interest. Any Member Loan shall be evidenced by a written promissory note and, unless otherwise approved by all of the Managers, shall (a) bear interest at the lower of (i) the Prime Rate plus ten percent (10%) per annum or (ii) the Maximum Lawful Rate, which interest is payable on the first day of each month, (b) shall have a term of three (3) years, and (c) shall be recourse to the Company but not to any Member; provided that with the Approval of the Board the per annum interest rate may be decreased (but not increased) and/or the maturity date may be shortened (but not lengthened).

6.6                               Withdrawal or Reduction of Capital Contributions. No Member shall have the right to withdraw all or any part of its Capital Contribution or Capital Account or to receive any return on any portion of its Capital Contribution or Capital Account, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member shall have the right to receive property other than cash.

6.7                               Units. The number and type of Units issued to each Member are set forth opposite such Member’s respective name on the Member Schedule.

6.8                               Liability of Members. No Member shall be liable for the debts, liabilities or obligations of the Company beyond such Person’s respective Capital Account or Capital Contributions. Except as otherwise provided herein, no Member shall be required to contribute to the capital of, or to loan any funds to, the Company.

ARTICLE 7
ALLOCATIONS AND DISTRIBUTIONS

7.1                               Distributions.

(a)                                 Distributable Cash. Except as provided in Section 7.1(b), Distributable Cash shall be distributed at such times as Approved by the Board and shall be made to the Members according to the schedule below:

(i)                                     to the Class A-1 Members, Class A-2 Members, Class B Members, Class C Members and Class D Members, to be divided among them pursuant to the Participating Distribution Allocations, an amount equal to the total amount of such distribution multiplied by the Participating Percentage, and

(ii)                                  to the Class A-1 Members, Class A-2 Members and Class B Members, to be divided among them pursuant to the Non-Participating Distribution Allocations, an amount equal to the total amount of such distribution multiplied by the Non-Participating Percentage.

“Participating Distribution Allocations” means:

(i)                                     First, to the Members, to the extent of, and in proportion to, their Preferred Return Accounts;

(ii)                                  Second, to the Members, to the extent of, and in proportion to, their Capital Return Accounts; and

(iii)                               Thereafter, (A) one hundred percent (100%) less the percentages determined pursuant to clauses (B) and (C) to the Class A-1 Members, Class A-2 Members and Class B Members Pro Rata in accordance with their relative number of Class A-1 Units, Class A-2 Units and Class B Units, (B) fifteen percent (15%) to the Class C Members Pro Rata in accordance with their relative number of Class C Units and (C) five percent (5%) to the Class D Members Pro Rata in accordance with their relative number of Class D Units; provided that no distributions shall be made with respect to Class D Units until the sum of all distributions made to each Class A-1 Member, each Class A-2 Member and each Class B Member equals 2.0x the return of all Capital Contributions theretofore made by such Class A-1 Member, Class A-2 Member and Class B Member to the Company; provided further that the percentages set forth in clauses (B) and (C) may be adjusted as set forth in any Grant Agreement.

Subject to the right to receive Tax Distributions as set forth in Section 7.1(b), notwithstanding anything to the contrary set forth herein, a Class C Unit and a Class D Unit shall be included in a distribution only to the extent that the cumulative amount distributed to all Members pursuant to clauses (i), (ii) and (iii) above since the date that Class C Unit or Class D Unit was issued exceeds the Hurdle Amount with respect to that Unit. Any amount that would otherwise be distributed to a Class C Member or Class D Member but for the application of the preceding sentence shall instead be distributed to the Class A-1 Members, Class A-2 Members and Class B Members Pro Rata in accordance with their relative number of Class A-1 Units, Class A-2 Units and Class B Units. In addition, any amount that would otherwise be distributed with respect to any authorized but unissued Class C Unit or Class D Unit shall instead by distributed to the Class A-1 Members, Class A-2 Members and Class B Members Pro Rata in accordance with their relative number of Class A-1 Units, Class A-2 Units and Class B Units.

“Non-Participating Distribution Allocations” means:

(i)                                     First, to the Members, to the extent of, and in proportion to, their Preferred Return Accounts;

(ii)                                  Second, to the Members, to the extent of, and in proportion to, their Capital Return Accounts; and

(iii)                               Thereafter, one hundred percent (100%) to the Class A-1 Members, Class A-2 Members and Class B Members Pro Rata in accordance with their relative number of Class A-1 Units, Class A-2 Units and Class B Units.

(b)                                 Distributions to Pay Tax Liabilities. The Company shall declare and make cash distributions pursuant hereto to the Members to allow the U.S. federal income tax (including estimated tax payments) attributable to the Company’s taxable income and any Code Section 704(c) allocations during that Fiscal Year that is passed through the Company to the Members to be paid by such Members when due (each a “Due Date”) in adequate distributable amounts necessary for Members to satisfy such tax obligations. To satisfy this requirement, the Company shall pay on or before five (5) days prior to each Due Date, an amount so that the cumulative amount of distributions for that Fiscal Quarter that have been designated by the Company as “Tax Distributions” are at least equal to (i) the sum of the Company’s positive taxable income attributed to its Members during that Fiscal Quarter multiplied by (ii) forty-four percent (44%). Such Tax Distributions shall be made to the Members in proportion to the net positive taxable income allocated to the Members on a cumulative basis. Any distribution made to a Member pursuant to this Section 7.1(b) shall be treated as an advance on any distributions to be made to such Member pursuant to Section 7.1(a) (including by way of Section 10.3(c)), and as such shall reduce such next subsequent distributions on a dollar-for-dollar basis. For avoidance of doubt, with respect to any distribution made to a Member pursuant to this Section 7.1(b), such distributions shall not be treated as a return of or on capital or as any other distribution described in Section 7.1(a) until and to the extent distributions pursuant to Section 7.1(a) are reduced pursuant to the immediately preceding sentence.

7.2                               Basic Allocations.

(a)                                 In General. After taking into account the special allocations set forth in this Article 7, and subject to Section 7.2(b), Profits and Losses for each calendar year (or individual items thereof), shall be allocated among the Members in the manner that will cause their Partially Adjusted Capital Accounts to equal, as soon as possible, their Targeted Accounts.

(b)                                 Limitation on Loss Allocations. If any allocation of Losses would cause a Member to have an Adjusted Capital Account Deficit, those Losses instead shall be allocated to the other Members Pro Rata.

7.3                               Allocations on Transfers. Taxable items of the Company attributable to a Membership Interest that has been transferred (including the simultaneous decrease in the Membership Interest of existing Members resulting from the admission of a new Member) shall be allocated between the transferor and the transferee using the proration method in accordance with Treasury Regulations Section 1.706-4. Notwithstanding the foregoing, the Company may, at the discretion of the Managers and with the Approval of a Majority of the Class A-2 Members, make an interim closing of its books as of the date that a Membership Interest has been transferred (including the simultaneous decrease in Membership Interest of existing Members resulting from the admission of a new Member), and allocate taxable items of the Company attributable to such Membership Interest based on such interim closing in accordance with Treasury Regulations Section 1.706-4. Distributions of assets of the Company with respect to a Membership Interest shall be made only to the Persons who, according to the records of the Company, are the owners, on the actual date of distribution, of the Membership Interests with respect to which the distributions are made. No liability shall result from making distributions in accordance with the provisions of the preceding sentence, whether or not any Manager or the Company has knowledge or notice of a transfer or purported transfer of ownership of a Membership Interest.

7.4                               Special Allocations. If the requisite stated conditions or facts are present, the following special allocations shall be made in the following order:

(a)                                 Qualified Income Offset. If a Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (d)(5) or (d)(6), then items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 7.4(a) shall be made if and only to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 7 have been tentatively made without considering this Section 7.4(a).

(b)                                 Gross Income Allocation. If a Member has a deficit Capital Account at the end of any Fiscal Year of the Company that exceeds the sum of (i) the amount the Member is obligated to restore, and (ii) the amount the Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), then each such Member shall be specially allocated items of income and gain of the Company in the amount of the excess as quickly as possible, provided that an allocation pursuant to this Section 7.4(b) shall be made if and only to the extent that the Member would have a deficit Capital Account in excess of that sum after all other allocations provided for in this Article 7 have been tentatively made without considering Section 7.4(a) or 7.4(b).

(c)           Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any asset of the Company under Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) and that gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that section of the Treasury Regulations.

(d)           Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Article 7, if there is a net decrease in Partnership Minimum Gain during any taxable year or other period for which allocations are made, prior to any other allocation under this Agreement, each Member shall be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain during such year determined in accordance with Treasury Regulations Section 1.704-2(g)(2). The items to be allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(g). This Section 7.4(d) is intended to comply with the partnership minimum gain chargeback requirements of the Treasury Regulations and shall be subject to all exceptions provided therein.

(e)           Partner Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Article 7 (other than Section 7.4(d)), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain with respect to a Partner Nonrecourse Debt during any taxable year or other period for which allocations are made, any Member with a share of such Partner Nonrecourse Debt Minimum Gain as of the beginning of the year shall be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods in an amount equal to such Member’s share of the net decrease in the Partner Nonrecourse Debt Minimum Gain during such year determined in accordance with Treasury Regulations Section 1.704-2(i)(4)). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(i)(4) and (j)(2). This Section 7.4(e) is intended to comply with the Partner Nonrecourse Debt Minimum Gain chargeback requirements of the Treasury Regulations, shall be interpreted consistently with the Treasury Regulations and shall be subject to all exceptions provided therein.

(f)            Partner Nonrecourse Deductions. Notwithstanding anything to the contrary in this Agreement, any Partner Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which the Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

7.5          Curative Allocations. The “Basic Regulatory Allocations” consist of (a) the allocations pursuant to Section 7.4(b), and (b) the allocations pursuant to Sections 7.4(a) through 7.4(f). Notwithstanding any other provision of this Agreement, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of the allocations of other items and the

Basic Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Basic Regulatory Allocations had not occurred.

7.6          Other Allocation Rules.

(a)           Allocations of Built-in Gain/Loss Items. In accordance with Code Sections 704(b) and 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to property actually or constructively contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation at the time of the contribution between the tax basis of the property to the Company and the Gross Asset Value of that property. Except as otherwise provided herein, any elections or other decisions relating to those allocations shall be made by the Board (by Approval of a Supermajority of the Board), after consultation with the Accountant, in any manner that reasonably reflects the purpose and intent of this Agreement; provided that the Company shall utilize the “remedial method” under Treasury Regulation Section 1.704-3(d) unless otherwise determined by the Board (by Approval of a Supermajority of the Board). Allocations of income, gain, loss and deduction pursuant to this Section 7.6(a) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, the Capital Account of any Member or the share of Profits or Losses, other tax items or distributions of any Member pursuant to any provision of this Agreement.

(b)           Excess Nonrecourse Liabilities. Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulation Section 1.752-3(a)(3), the Members’ interests in Company profits shall be allocated to the Class A-1 Members, Class A-2 Members and Class B Members Pro Rata in accordance with their relative number of Class A-1 Units, Class A-2 Units and Class B Units. In the event Proposed Treasury Regulation Section 1.752-3(a)(3) is finalized, the Board shall select an allocation method permitted by the Treasury Regulations as finalized with the Approval of a Supermajority of the Managers.

(c)           Special Allocation of Pre-Closing Tax Liabilities. Notwithstanding Section 7.2(a), to the extent that the Company is eligible to claim any deduction for federal income tax purposes with respect to amounts contributed by the Class A-1 Members pursuant to Section 6.2(b)(ii) and paid by the Company to the applicable taxing authority, such deduction shall be specially allocated one hundred percent (100%) to the Class A-1 Members in the same proportions as such Capital Contributions made pursuant to Section 6.2(b)(ii).

(d)           Recapture. Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions (taking into account the effect of remedial allocations) and (ii) recapture of grants or credits shall be allocated to the Members in accordance with applicable law.

7.7          Capital Accounts. The Company shall establish and maintain a separate capital account (“Capital Account”) for each Member in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) and in accordance with the following provisions:

(a)           The Capital Account balance of each Member shall be credited (increased) by (i) the amount of cash contributed by such Member to the capital of the Company, (ii) the fair market value of property contributed by such Member to the capital of the Company (net of liabilities secured by such contributed property that the Company assumes or takes subject to under Code Section 752), and (iii) such Member’s allocable share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 7.4 and 7.5;

(b)           The Capital Account balance of each Member shall be debited (decreased) by (i) the amount of cash distributed to such Member by the Company, (ii) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member assumes or takes subject to under Code Section 752) and (iii) such Member’s allocable share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 7.4 and 7.5; and

(c)           The Board shall adjust the Gross Asset Values of the Company’s assets in accordance with subsection (b) of the definition of Gross Asset Values and such adjustments may result in gain, loss, Profits or Losses which shall be reflected in the Members’ respective Capital Accounts in accordance with Sections 7.2 and 7.4 and as of the date of this Agreement consistently with the Member Schedule. The resulting increase or decrease in the Capital Accounts of each Member shall be treated as a Code Section 704(c) item.

(d)           The provisions of this Section 7.7 and the other provisions of this Agreement relating to the maintenance of Capital Accounts have been included in this Agreement to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions. The Board may modify the manner in which the Capital Accounts are maintained under this Section 7.7 in order to comply with those provisions, as well as upon the occurrence of events that might otherwise cause this Agreement not to comply with those provisions.

7.8          Tax Withholding. To the extent required by applicable law, the Company shall withhold taxes attributable to taxable income allocable or distributed to a Member and shall pay over to any U.S. federal, state, local or foreign government any amounts required to be so withheld. For all purposes under this Agreement, any amount so withheld shall be treated as actually distributed to the Member with respect to which such amount was withheld.

ARTICLE 8
INDEMNIFICATION AND INSURANCE

8.1          Right to Indemnification. The Managers and officers of the Company (each, an “Indemnified Party”) shall be indemnified and held harmless by the Company, but only to the extent that the Company’s assets are sufficient therefor, from and against all claims, losses, damages, liabilities and expenses arising out of any management of the Company affairs (including any affairs of its Affiliates), but excluding those caused by the fraud, gross negligence, or willful misconduct of such Indemnified Party, subject to all limitations and requirements imposed by the Act. These indemnification rights are in addition to any rights that the Indemnified Party may have against third parties. THE FOREGOING INDEMNIFICATION SPECIFICALLY INCLUDES THOSE CLAIMS THAT ARISE OUT OF THE INDEMNIFIED PARTY’S SOLE, JOINT OR CONTRIBUTORY NEGLIGENCE OR STRICT LIABILITY, BUT SPECIFICALLY EXCLUDES THOSE CLAIMS THAT ARISE OUT OF THE INDEMNIFIED PARTY’S FRAUD, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR LACK OF GOOD FAITH. THE INDEMNIFIED PARTY WOULD NOT HAVE ENTERED INTO THIS AGREEMENT OR AGREED TO SERVE AS A MANAGER OR OFFICER OF THE COMPANY IF NOT FOR THIS INDEMNIFICATION.

8.2          Right to Advancement of Expenses. The right to indemnification conferred in Section 8.1 shall include the right to be paid by the Company for the expenses (including reasonable attorneys’ fees and disbursements) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that an Advancement of Expenses incurred by an Indemnified Party shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnified Party, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnified Party is not entitled to be indemnified for such expenses under this Article 8 or otherwise.

8.3          Non-Exclusivity of Rights. The right to indemnification and the Advancement of Expenses conferred in this Article 8 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, provision of this Agreement or any other agreement or otherwise.

8.4          Insurance. The Company shall purchase and maintain insurance, at its expense and to the extent and in such amounts as the Board deems reasonable, to protect itself and any Manager, officer, employee or agent of the Company or another Entity against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Act.

8.5          Indemnification of Employees and Agents. The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to the Advancement of Expenses, to any employee or agent of the Company or its subsidiaries or Affiliates to the fullest extent of the provisions of this Article 8 with respect to the indemnification and Advancement of Expenses of Managers and officers.

8.6          Other Indemnities.

(a)           The Company and each Member acknowledges and agrees that the obligation of the Company under this Agreement to indemnify or advance expenses to any Indemnified Party for the matters covered thereby shall be the primary source of indemnification and advancement of expenses of such Indemnified Party in connection therewith and any obligation on the part of any party under any Other Indemnification Agreement to indemnify or advance expenses to such Indemnified Party shall be secondary to the Company’s obligation and shall be reduced by any amount that the Indemnified Party may collect as indemnification or advancement from the Company. If the Company fails to indemnify or advance expenses to an Indemnified Party as required or contemplated by this Agreement, and any Person makes any payment to such Indemnified Party in respect of indemnification or advancement of expenses under any Other Indemnification Agreement on account of any amount that the Company fails to indemnify or advance to an Indemnified Party as required by this Agreement, such other Person shall be subrogated to the rights of such Indemnified Party under this Agreement in respect of such amounts.

(b)           The Company, as an indemnifying party from time to time, agrees that, to the fullest extent permitted by applicable law, its obligation to indemnify any Indemnified Party under this Agreement shall include any amounts expended by any other Person under any Other Indemnification Agreement in respect of indemnification or advancement of expenses to any Indemnified Party in connection with any proceedings to the extent such amounts expended by such other Person are on account of any amount that the Company fails to indemnify or advance to an Indemnified Party as required by this Agreement.

ARTICLE 9
BOOKS AND ACCOUNTS

9.1          Accounting Principles. The Company will maintain its books and records in accordance with U.S. generally accepted accounting principles applied on a consistent basis.

9.2          Records and Reports.

(a)           Records. At the expense of the Company, the Board shall maintain or cause to be maintained at all times at its principal place of business records and accounts of all operations and expenditures of the Company, including a list of the Members recorded on the books and records of the Company (the “Member Schedule”).

(b)           Reports to Members. The Company will provide to each Member:

(i)            Quarterly unaudited financial statements; and

(ii)           Annual audited financial statements.

Except as otherwise required to be provided to Members under Delaware law, the information to be provided or made available to the Members pursuant to Sections 9.2(b) and 9.2(c) will be the only information of the Company required to be provided or made available to such Members or that such Members shall be entitled to seek or obtain, and such information will be deemed to irrevocably satisfy any such Member’s request for information from the Company which may be sought by such Member for any purpose reasonably related to its Membership Interest in the Company or otherwise. Notwithstanding any other provision in this Agreement, the Board will have the right to keep confidential from the Class C and Class D Members, for such period of time as the Board deems reasonable, any information which the Board reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board in Good Faith believes is not in the best interest of the Company or its subsidiaries or could damage the Company or its subsidiaries or their businesses or which the Company or any subsidiary is required by applicable law or by agreement with a third person to keep confidential. No Member, other than a Class A Member, shall be entitled to any information regarding the identity, Capital Contributions or number of Units of any other Member unless otherwise required by the Act. In accordance with the foregoing, each Class B Member, Class C Member and Class D Member agrees and acknowledges that the copy of this Agreement to be provided to such Member in such Member’s capacity as a Class B Member, Class C Member or Class D Member, (A) shall not include the signature page of any other Member, and (B) shall have the entries on the Member Schedule deleted or blacked out for each other Member, unless otherwise determined by the Board.

(c)           Reports to Class A-2 Members. The Company shall provide to the Class A-2 Members any other written information or reports that are provided or prepared for the benefit of the Class A-1 Members.

9.3          Tax Returns and Other Elections. To the extent permitted under applicable law, the Managers intend for the Company to be treated, for U.S. federal, state and local income tax purposes, as a partnership. The Managers shall prepare, or cause the Accountant to prepare, all U.S. federal, state and local income and other tax returns that the Company is required to file and shall furnish a copy of each Member’s IRS Form K-1 and any other information that any Member reasonably requests relating thereto, not later than ninety (90) days after the end of the Fiscal Year or any extension period granted by the relevant authority having jurisdiction over such matters. All elections permitted to be made by the Company under U.S. federal, state, local or foreign laws shall be made by the Board.

9.4          Tax Matters Member. The Person identified as the “Tax Matters Member” on Exhibit A is hereby designated, to the extent applicable for taxable years beginning before January 1, 2018, to be the “tax matters partner” of the Company pursuant to Code Section 6231(a)(7) and shall serve in such capacity until a new “tax matters partner” is designated with the Approval of a Majority of the Members. The Tax Matters Member is also hereby designated as the “partnership representative” of the Company for purposes of the Partnership Tax Audit Rules. The Board is authorized to take (or cause the Company to take) such other actions as may be necessary pursuant to Treasury Regulations or other guidance to cause the Tax Matters Member to be designated as the “partnership representative” of the Company, and each Member agrees to consent to such designation to the extent requested by the Board. Any Member who is designated “tax matters partner” shall take such action as may be necessary to cause each other Member to become a “notice partner” within the meaning of Code Sections 6223 and 6231. Any Member who is designated “tax matters partner” or “partnership representative” shall inform each other Member of all significant matters that may come to its attention in its capacity as such by giving notice thereof on or before fourteen (14) days after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. Any Member who is designated “tax matters partner” may not take any action contemplated by Code Sections 6222 through 6231, and any Member who is designated “partnership representative” may not take any action contemplated by the Partnership Tax Audit Rules, without the consent of the Board, but this sentence does not authorize any Person to take any action left to the determination of an individual Member under Code Sections 6222 through 6231. Notwithstanding the foregoing, (a) neither the “tax matters partner” nor the “partnership representative,” as applicable, will (i) agree to any extension of the statute of limitations for making tax assessments on behalf of the Company without first obtaining the written consent of all Class A Members or (ii) waive any rights of or bind any Class A Member to a settlement agreement in any tax proceeding without obtaining the prior written concurrence of any such Class A Member and (b) unless otherwise approved by all of the Class A Members, in the event of an audit by the IRS, the “partnership representative” shall make, on a timely basis, the election provided by Code Section 6226(a) to treat a “partnership adjustment” as an adjustment to be taken into account by each Member in accordance with Code Section 6226(b).

9.5          Bank Accounts. All funds of the Company shall be deposited in its name in an account maintained in an insured, commercial financial institution, as determined by the Board. The funds of the Company shall not be commingled with the funds of any other Person. Checks may be drawn on the Company account or accounts only for the purposes of the Company and shall be signed by one or more of the Managers.

9.6          Expenses.  Except as Approved by the Board, each Member shall pay its own legal and other third party expenses incurred in connection with its due diligence review, approval and execution of this Agreement and any Operative Documents and any amendments and restatements thereof.

ARTICLE 10
DISSOLUTION AND WINDING UP

10.1        Dissolution.

(a)           The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

(i)            On the election to dissolve the Company Approved by a Supermajority of the Board;

(ii)           On the death, retirement, resignation, expulsion, legal incapacity, dissolution, or Bankruptcy of the last remaining Member;

(iii)          The entry of a decree of judicial dissolution under the Act; or

(iv)          The Act so requires and the requirement is not validly varied by the Certificate or this Agreement.

(b)           Nothing contained in this Section 10.1 is intended to permit a Member to dissolve the Company at will (by retirement, resignation, withdrawal, or otherwise), or to exonerate a Member from liability to the Company and the remaining Members if it dissolves the Company at will. An unpermitted dissolution at will of the Company is in contravention of this Agreement for purposes of the Act.

10.2        Winding-up.

(a)           On dissolution of the Company, the business and affairs of the Company shall terminate, the assets of the Company shall be liquidated, and the Company’s affairs shall be wound up under this Article 10.

(b)           Dissolution of the Company is effective as of the day on which the event giving rise to the dissolution occurs, but the Company shall not terminate until (i) there has been a winding up of the Company’s business and affairs and (ii) the Company’s assets have been distributed as provided in Section 10.3.

(c)           On dissolution of the Company, all or any part of the assets of the Company shall be sold in the manner Approved by a Majority of the Members, in an effort to obtain the best prices for the assets; provided, however, that the Board may distribute assets of the Company in kind to the Members to the extent practicable.

10.3        Distribution of Assets on Dissolution. In settling accounts after dissolution, the assets of the Company shall be paid, reserved or distributed in the following order:

(a)           First, amounts owed to creditors shall be paid to those creditors, in the order of priority as provided by law, except those to Members on account of their Capital Accounts, Capital Return Accounts or Capital Contributions;

(b)           Second, amounts necessary to establish, for a period not to exceed one (1) year after the date of dissolution, cash reserves that the Board deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company shall be held as reserves by the Company; and

(c)           Third, any remainder shall be distributed to the Members in accordance with Section 7.1(a). Distributions pursuant to this Section 10.3 may be made to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time, subject to the Approval of a Majority of the Members, in the same proportions as the amounts distributed to the trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

10.4        Distributions in Kind. Assets of the Company shall be distributed to the Members entitled thereto as tenants-in-common in the same proportions as the Members would have been entitled to cash distributions if the property had been sold for cash and the net proceeds distributed to the Members. If distributions in kind are made to the Members on dissolution and winding up of the Company, the Capital Account balances of those Members shall be adjusted to reflect the Members’ allocable share of gain or loss that would have resulted if the distributed property had been sold at its fair market value.

10.5        Certificate of Cancellation. When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor, and all of the remaining property and assets of the Company have been distributed to the Members according to their respective rights and interests, a Certificate of Cancellation shall be executed on behalf of the Company by one or more of the Managers or an authorized Member and shall be filed with the Office of the Secretary of State of the State of Delaware, and the Managers and Members shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the dissolution and the completion of the winding up of the Company.

ARTICLE 11
MISCELLANEOUS PROVISIONS

11.1        Notices.

(a)           Any notice, notification, demand or request provided or permitted to be given under this Agreement must be in writing and shall have been deemed to have been properly given, unless explicitly stated otherwise, if sent by (i) FedEx or other comparable overnight courier, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) facsimile transmission during normal business hours to the place of business of the recipient.

(b)           For purposes of all notices, the addresses and facsimile numbers of the Managers are set forth on Exhibit A and the addresses and facsimile numbers of the Members are set forth on the Member Schedule.

(c)           All notices, notifications, demands or requests so given shall be deemed given and received (i) if sent via FedEx or other comparable overnight courier, the next Business Day after being deposited with such courier; (ii) if mailed, five (5) Business Days after being deposited in the mail; or (iii) if sent via facsimile transmission, the next Business Day after being so transmitted.

11.2        Amendments.

(a)           Except as otherwise expressly set forth in this Agreement, this Agreement may be amended, supplemented or restated only upon the Approval of a Supermajority of the Managers and the Approval of a Majority of the Members; provided, that this Agreement may be amended upon the Approval of the Board, without the Approval of a Majority of the Members, to: (i) amend Exhibit A pursuant to this Agreement, (ii) cure any ambiguity or correct or supplement any provision hereof that is incomplete or inconsistent with any other provision hereof or correct any printing, stenographic or clerical error or omissions so long as such amendment under this clause (ii) does not adversely affect the interests of the Members, or (iii) reflect any issuance of New Securities, Capital Contributions, Transfer of Units, admission of any new Member, or withdrawal of an existing Member, in each case pursuant to the terms of this Agreement.

(b)           Notwithstanding anything to the contrary in this Agreement, no amendment, supplement or restatement of or to this Agreement shall be made that will: (i) adversely affect the rights of a particular class, series, sub-class or sub-series of Units in a manner disproportionate to the other classes, series, sub-classes or sub-series of Units without the written consent of a majority of the Members of such affected classes, series, sub-classes or sub-series of Units; (ii) adversely affect the rights of a Member of a particular class, series, sub-class or sub-series of Units in a manner disproportionate to the other Members of such class, series, sub-class or sub-series without the written consent of such Member; (iii) require a Member to make a Capital Contribution without the written consent of such Member; (iv) modify or amend the requirement in any provision of this Agreement calling for the consent or vote by approval of all of the Managers, certain of the Managers, Approval of the Board, Approval of a Supermajority of the Board, Approval of a Majority of the Members, Approval of a Majority of the Class A-1 Members, Approval of a Majority of the Class A-2 Members, Approval of a Majority of the Class B Members, or approval of any specific Manager or Member, as applicable, without the written consent of all of the Members; or (v) affect or modify the limited liability of a Member for the debts and liabilities of the Company.

(c)           The Certificate may be amended, supplemented or restated only upon the Approval of the Board and shall not be so amended, supplemented or restated in any manner that is inconsistent with the terms and conditions of this Agreement. Upon obtaining the approval of any amendment to the Certificate, the Board shall cause a Certificate of Amendment to be prepared, executed and filed in accordance with the Act.

11.3        Reliance on Authority of Persons Signing Agreement. If a Member is an Entity, the Company (a) is not required to determine the authority of the Person signing this Agreement to make any commitment or undertaking on behalf of such Entity or to determine any fact or circumstance bearing upon the existence of the authority of such Person; (b) is not required to see to the application or distribution of proceeds paid or credited to Persons signing this Agreement on behalf of such Entity; (c) is entitled to rely on the authority of the Person signing this Agreement with respect to the giving of consent on behalf of such Entity in connection with any matter for which consent is permitted or required under this Agreement; and (d) is entitled to rely on the authority of any general member, joint venturer, partner, manager, co-trustee or successor trustee, or president or vice president (as the case may be), of any such Entity the same as if such Person were the Person originally signing this Agreement on behalf of such Entity.

11.4        Governing Law; Exclusive Venue.

(a)           THIS AGREEMENT AND THE APPLICATION OR INTERPRETATION HEREOF SHALL BE GOVERNED EXCLUSIVELY BY THE LAWS OF THE STATE OF DELAWARE (AND, WITH RESPECT TO SECTION 3.12(d), APPLICABLE FEDERAL LAWS), AND SPECIFICALLY THE ACT. THE PARTIES HERETO FURTHER AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATING HERETO MAY BE BROUGHT ONLY IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN HARRIS COUNTY, TEXAS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON-CONVENIENCE, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF SUCH ACTION OR PROCEEDING IN ANY SUCH RESPECTIVE JURISDICTION.

(b)           EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OPERATIVE DOCUMENTS. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.4.

11.5        No Action for Partition. No Member shall have any right to maintain any action for partition with respect to the Property.

11.6        Headings and Sections; Exhibits. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof. Unless the context requires otherwise, all references in this Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Agreement. Any and all references to “Exhibits” are to Exhibits to this Agreement, each of which is made a part of this Agreement and incorporated herein for all purposes.

11.7        Number and Gender. Where the context so indicates, the masculine shall include the feminine, the neuter shall include the masculine and feminine, and the singular shall include the plural (and vice versa).

11.8        Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the Members, their distributees, heirs, beneficiaries, legal representatives, executors, administrators, successors and assigns.

11.9        No Third-Party Beneficiary. Each of PubCo, RNGR and their respective successors and assigns is hereby granted third-party beneficiary status with respect to each Non-Compete Party’s obligations under Section 3.12 and shall be entitled to enforce such obligations as if such Person were a party hereto. This Agreement is made solely and specifically between and for the benefit of the parties hereto and their respective successors and assigns, subject to the prior sentence and the expressed provisions hereof relating to Indemnified Parties and successors and assigns. No other Person has any rights, interest or claims hereunder or is or will be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise unless specifically provided in this Agreement.

11.10      Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions that any Manager and/or Member may take and all determinations that any Manager and/or Member may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of that Manager and/or Member.

11.11      Title to Company Property. To the extent that Property is held in the name of a Member, the Property shall be deemed held by that Member as agent and nominee for and on behalf of the Company. Any other property acquired by or standing in the name of any Member shall be conclusively presumed not to be Property, unless an instrument in writing, signed by such Member, shall specify to the contrary.

11.12      Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable.

11.13      Counterparts. This Agreement may be executed in counterparts, with each counterpart being deemed to be an original instrument, but all such counterparts together constituting but one agreement. Execution of a copy of this Agreement which has been telecopied, faxed or transmitted by other electronic transmission device, and/or following execution thereof returned by such device, shall be deemed to be effective and constitute an original instrument.

11.14      Entire Agreement. The Certificate, this Agreement and the other Operative Documents executed in connection herewith and as of the effective date hereof (a) constitute the entire agreement among the parties relating to the subject matter hereof and (b) supersede all previous contracts and agreements among the parties hereto, both oral and written.

Remainder of Page Intentionally Left Blank;
Signature Pages Follow

IN WITNESS WHEREOF, the undersigned, being the Managers on the date hereof, have caused this Agreement to be duly adopted by the Company effective as of the date first written above.

CHARLES S. LEYKUM

VIVEK RAJ

RICHARD E. AGEE

BRETT T. AGEE

DARRON ANDERSON

MERRILL A. MILLER, JR.

Signature Page 1 to
Third Amended and Restated Limited Liability Company Agreement of
Ranger Energy Holdings, LLC

The undersigned, being the Members, do hereby ratify, confirm and approve the adoption of this Agreement as the Third Amended and Restated Limited Liability Company Agreement of the Company, and do hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Agreement effective as of the date first written above.

CLASS A-1 MEMBERS:

CSL ENERGY OPPORTUNITIES FUND I, L.P.

By:	CSL Energy Opportunity GP 1, LLC,
its general partner

By:
	Name:	Charles S. Leykum
	Title:	Managing Member

CSL ENERGY OPPORTUNITIES FUND II, L.P.

By:	CSL Energy Opportunity GP II, LLC,
its general partner

By:
	Name:	Charles S. Leykum
	Title:	Managing Member

CSL ENERGY HOLDINGS I, LLC

By:	CSL Energy Opportunity GP II, LLC,
its managing member

By:
	Name:	Charles S. Leykum
	Title:	Managing Member

CSL ENERGY HOLDINGS II, LLC

By:	CSL Energy Opportunity GP II, LLC,
its managing member

By:
	Name:	Charles S. Leykum
	Title:	Managing Member

Signature Page 2 to
Third Amended and Restated Limited Liability Company Agreement of
Ranger Energy Holdings, LLC

CLASS A-2 MEMBERS:

BAYOU WELL HOLDINGS COMPANY, LLC

By:
Name:
Title:

Signature Page 3 to
Third Amended and Restated Limited Liability Company Agreement of
Ranger Energy Holdings, LLC

CLASS B MEMBERS:

SCOTT MILLIREN

MIKEY HOPKINS

RONNEY COLEMAN

AUSTIN LEE VENTURES LTD

By:
Name:
Title:

KEVIN GIBSON

JAKE JACOBS

JIM PAPADOPOULOS

JASON PODRAZA

GUY HAAS

Signature Page 4 to
Third Amended and Restated Limited Liability Company Agreement of
Ranger Energy Holdings, LLC

ALB PATRIOT 2012 LLC

By:
Name:
Title:

Signature Page 5 to
Third Amended and Restated Limited Liability Company Agreement of
Ranger Energy Holdings, LLC

CLASS C MEMBERS:

SCOTT MILLIREN

MIKEY HOPKINS

RONNEY COLEMAN

BILL AUSTIN

KEVIN GIBSON

JAKE JACOBS

DENNIS BERRYRILL

DENNIS DOUGLAS

ALLAN BROWNIE

DARRON ANDERSON

Signature Page 6 to
Third Amended and Restated Limited Liability Company Agreement of
Ranger Energy Holdings, LLC

ROB SHAW

HEATH HOLLAWAY

SCOTT SHACKLEFORD

MERRILL A. MILLER, JR.

JASON PODRAZA

AMANDA SNOWDEN

CHIEF TAUZEN

MATTHEW HOOKER

GUY HASS

Signature Page 7 to
Third Amended and Restated Limited Liability Company Agreement of
Ranger Energy Holdings, LLC

CLASS D MEMBERS:

SCOTT MILLIREN

DENNIS BERRYHILL

MIKEY HOPKINS

DENNIS DOUGLAS

ALLAN BROWNIE

KEVIN GIBSON

HEATH HOLLAWAY

SCOTT SHACKLEFORD

JAKE JACOBS

Signature Page 8 to
Third Amended and Restated Limited Liability Company Agreement of
Ranger Energy Holdings, LLC

JASON PODRAZA

GUY HASS

DARRON ANDERSON

ROB SHAW

AMANDA SNOWDEN

CHIEF TAUZEN

MATTHEW HOOKER

Signature Page 9 to
Third Amended and Restated Limited Liability Company Agreement of
Ranger Energy Holdings, LLC

SPOUSAL JOINDER

I, the undersigned spouse of the referenced member of Ranger Energy Holdings, LLC, a Delaware limited liability company (the “Company”), by my signature below, hereby acknowledge and represent to the Company and its members as follows: (a) that I have had the opportunity to read this Third Amended and Restated Limited Liability Company Agreement of the Company (this “Agreement”), to which my signature is affixed and to ask questions of my spouse as to its meaning and effect on my interest, if any, in this Agreement or in the membership interest or units of the Company registered in my spouse’s name; (b) that I have either consulted an attorney as to the legal effect of this Agreement, or have consciously chosen not to do so; (c) that neither the Company nor any of its members owes any fiduciary or other duties to me as a spouse of a member of the Company; (d) that I fully consent and agree to the terms and provisions of this Agreement insofar as it may affect any interest that I might have in this Agreement or in the membership interest or units registered in the name of my spouse on the books and records of the Company; and (e) that my spouse has the sole power and authority to execute and deliver this Agreement and subject the membership interest or units in the Company to the provisions imposed by this Agreement, and that my signature hereof shall in no way indicate or imply that he does not possess such authority.

Signature of Spouse

Printed Name:

Spouse of Member:

Dated Effective: [•], 2017

Spousal Joinder
Third Amended and Restated Limited Liability Company Agreement of
Ranger Energy Holdings, LLC

THIRD
AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
RANGER ENERGY HOLDINGS, LLC
(A Delaware Limited Liability Company)

EXHIBIT A

BASIC INFORMATION

I.	COMPANY INFORMATION:

	Name of Company:	Ranger Energy Holdings, LLC

	Principal Office and Place of Business; Address, Telephone and Facsimile Numbers of Company:	c/o CSL Capital Management, LLC 1000 Louisiana, Suite 3850 Houston, TX 77002
Telephone: (281) 407-0686
Facsimile: (281) 946-8967

	Registered Agent and Registered Office:	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, DE 19801

	Tax Matters Member:	CSL Energy Opportunities Fund I, L.P.

II. MANAGERS:

a.	Name of Manager: Address, Telephone and Facsimile Number:	Charles S. Leykum c/o CSL Capital Management, LLC 1000 Louisiana, Suite 3850 Houston, TX 77002 Telephone: (281) 407-0686 Facsimile: (281) 946-8967

b.	Name of Manager: Address, Telephone and Facsimile Number:	Vivek Raj c/o CSL Capital Management, LLC 1000 Louisiana, Suite 3850 Houston, TX 77002 Telephone: (281) 407-0686 Facsimile: (281) 946-8967

c.	Name of Manager: Address, Telephone and Facsimile Number:	Richard E. Agee 800 Gessner, Suite 1000 Houston, TX 77024 Telephone: (713) 935-8900 Facsimile: (713) 935-8901

d.	Name of Manager: Address, Telephone and Facsimile Number:	Brett T. Agee 800 Gessner, Suite 1000 Houston, TX 77024 Telephone: (713) 935-8900 Facsimile: (713) 935-8901

e.	Name of Manager: Address, Telephone and Facsimile Number:	Darron Anderson 800 Gessner, Suite 1000 Houston, TX 77024 Telephone: (713) 935-8900 Facsimile: (713) 935-8901

e.	Name of Manager: Address, Telephone and Facsimile Number:	Merrill A. Miller, Jr. [•]